CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE THE INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. CONFIDENTIAL Execution Version ROYALTY PURCHASE AGREEMENT BETWEEN ANAPTYSBIO, INC. AND SAGARD HEALTHCARE ROYALTY PARTNERS, LP DATED AS OF OCTOBER 25, 2021

TABLE OF CONTENTS

		Page
ARTICLE I	**DEFINITIONS; INTERPRETATION**	**1**
Section 1.1	Definitions	1
Section 1.2	Certain Interpretations	8
ARTICLE II	**PURCHASE AND SALE OF PURCHASED RECEIVABLES**	**9**
Section 2.1	Purchase and Sale of Purchased Receivables	9
Section 2.2	No Purchase or Sale of Excluded Assets	9
Section 2.3	No Obligations Transferred	9
Section 2.4	Sale	10
Section 2.5	[***]	10
ARTICLE III	**CLOSING; SIGNING AND CLOSING DELIVERABLES**	**11**
Section 3.1	Closing	11
Section 3.2	Payment of Purchase Price	11
Section 3.3	Officer's Certificates	11
Section 3.4	Bill of Sale and Assignment	12
Section 3.5	Tax Forms	12
Section 3.6	Licensee Letter Agreement	12
Section 3.7	Lien Searches and Releases	12
Section 3.8	Closing Notice	13
Section 3.9	Escrow Agreement	13
Section 3.10	Account Setup Confirmation	13
ARTICLE IV	**SELLER'S REPRESENTATIONS AND WARRANTIES**	**13**
Section 4.1	Existence	13
Section 4.2	Authorization	13
Section 4.3	Enforceability	13
Section 4.4	Absence of Conflicts	13
Section 4.5	Consents	14
Section 4.6	Litigation	14
Section 4.7	Compliance with Laws	14
Section 4.8	Brokers' Fees	14
Section 4.9	License Agreement; Settlement Agreement	14
Section 4.10	Title to Purchased Receivables	18
Section 4.11	Intellectual Property	18
Section 4.12	UCC Representations and Warranties	20
Section 4.13	Taxes	20
Section 4.14	Solvency	21
ARTICLE V	**PURCHASER'S REPRESENTATIONS AND WARRANTIES**	**21**
Section 5.1	Existence	21
Section 5.2	Authorization	21
Section 5.3	Enforceability	21
Section 5.4	Absence of Conflicts	21

Section 5.5	Consents	21
Section 5.6	Litigation	21
Section 5.7	Compliance with Laws	22
Section 5.8	Brokers' Fees	22
Section 5.9	Financing	22
Section 5.10	Tax Status	22
Section 5.11	Purchaser Acknowledgment	22
Section 5.12	No Implied Representations and Warranties	22
ARTICLE VI	**COVENANTS**	**22**
Section 6.1	Performance of License Agreement	22
Section 6.2	Misdirected Payments; Offsets by the Licensee	23
Section 6.3	Royalty Reports; Notices; Correspondence	23
Section 6.4	Audits of the Licensee	25
Section 6.5	Amendment of License Agreement	26
Section 6.6	Enforcement of License Agreement	26
Section 6.7	Termination of License Agreement	27
Section 6.8	Approval of Assignments of License Agreement	28
Section 6.9	Prosecution and Maintenance of Specified AnaptysBio Patents	29
Section 6.10	Prosecution and Maintenance of Specified Collaboration Patents	29
Section 6.11	Enforcement of and Challenges to Specified AnaptysBio Patents	30
Section 6.12	Enforcement of and Challenges to Specified Collaboration Patents	31
Section 6.13	Confidentiality	33
Section 6.14	Public Announcements; Use of Names	36
Section 6.15	Taxes	37
Section 6.16	Further Actions	37
Section 6.17	Seller's Commercially Reasonable Efforts and Judgment	38
Section 6.18	Purchaser Consent Rights	38
Section 6.19	Sublicensee Direct License	38
Section 6.20	New Arrangement	38
Section 6.21	Seller Actions	39
Section 6.22	Change of Name, Jurisdiction, Etc	39
Section 6.23	Licensee Directions	39
ARTICLE VII	**INDEMNIFICATION**	**39**
Section 7.1	Obligation of Parties to Indemnify	39
Section 7.2	Procedures Relating to Indemnification for Third Party Claims	40
Section 7.3	Procedures Relating to Indemnification for Other Claims	41
Section 7.4	Limitations on Indemnification	42
Section 7.5	Survival of Representations and Warranties	42
Section 7.6	Exclusive Remedy	42
Section 7.7	Limitations on Damages	42
ARTICLE VIII	**MISCELLANEOUS**	**43**
Section 8.1	Headings	43
Section 8.2	Notices	43
Section 8.3	Expenses	44
Section 8.4	Assignment	44

Section 8.5 Amendment and Waiver ................................................................................. 45 Section 8.6 Entire Agreement ............................................................................................ 45 Section 8.7 Independent Contractors ................................................................................. 45 Section 8.8 No Third Party Beneficiaries .......................................................................... 45 Section 8.9 Governing Law ............................................................................................... 46 Section 8.10 Jurisdiction; Venue; Service Of Process; Waiver of Jury Trial ................... 46 Section 8.11 Severability ..................................................................................................... 46 Section 8.12 Counterparts; Electronic Signatures ............................................................... 47 Section 8.13 Termination of Agreement .............................................................................. 47 Section 8.14 Specific Performance ...................................................................................... 48 ARTICLE IX CLOSING CONDITIONS.................................................................................... 48 Section 9.1 ............................................................ 48 Section 9.2 .................................................................. 49 List of Exhibits A Form of Licensee Letter Agreement B Form of Closing Notice C Form of Bill of Sale and Assignment D Form of Escrow Agreement List of Schedules 4.9(a) License Agreement; Settlement Agreement; Royalty Reports; Material Notices 4.11(a) Listed Patents

INDEX OF DEFINED TERMS AB Infringement ....................................... 30 AB Invalidity Claim.................................. 30 Account Setup Confirmation .................... 13 Affiliate ....................................................... 1 Agreement .................................................. 1 Amendment No. 1 ....................................... 1 Amendment No. 2 ....................................... 1 Amendment No. 3 ....................................... 1 Amendment No. 4 ....................................... 1 Annual Period ............................................ 1 Applicable Withholding Exemption Certificate .............................................. 2 Authorized Purchaser Representatives ...... 2 Bill of Sale and Assignment ....................... 2 Business Day .............................................. 2 Closing ..................................................... 11 Closing Date ............................................ 11 Closing Notice .......................................... 13 Code ........................................................... 2 Confidential Information ......................... 34 Confidentiality Agreement ....................... 36 Consent ...................................................... 2 Contract ..................................................... 2 Control ....................................................... 2 CP Infringement ....................................... 31 CP Invalidity Claim ................................. 31 Dostarlimab ............................................... 2 Escrow Agent ............................................. 3 Escrow Agreement ..................................... 3 Excluded Assets .......................................... 3 Fundamental Representations ................... 3 Governmental Entity .................................. 3 Indemnified Party..................................... 40 Indemnifying Party................................... 40 Indirect Taxes............................................. 3 [***] .......................................................... 3 Judgment .................................................... 3 Knowledge.................................................. 3 Knowledge of Seller ................................... 3 Law ............................................................. 3 License Agreement ..................................... 1 Licensee...................................................... 1 Licensee Letter Agreement ....................... 12 Lien Release Documents .......................... 12 Listed Patents ........................................... 18 Losses ....................................................... 40 Modification ............................................. 26 New York Courts ...................................... 46 Other Relevant Development Program ...... 4 Other Relevant Discovery Program........... 4 Overdue Rate ............................................. 4 Person ........................................................ 4 Prime Rate ................................................. 4 Proceeds ..................................................... 4 [***] .......................................................... 4 Purchase Price ........................................... 9 Purchased Receivables .............................. 4 Purchased Royalty Period ......................... 4 Purchaser ................................................... 1 Purchaser Indemnified Party ................... 40 Purchaser Material Adverse Effect ............ 4 Purchaser Participated Audit .................. 25 [***] ........................................................ 11 [***] Date ................................................ 10 [***] Notice ............................................. 10 Receivables ................................................ 4 Relevant Obligations ................................ 34 [***] .......................................................... 5 Representatives .......................................... 5 Responsible Employee of Seller ................. 5 Royalty Payment ........................................ 5 Royalty Reports .......................................... 5 Royalty-Milestone Deductions ................... 5 Seller .......................................................... 1 Seller Indemnified Party .......................... 40 Seller Material Adverse Effect ................... 5 [***] ........................................................ 11 Seller Participated Audit.......................... 25 Settlement Agreement................................. 5 Solvent ........................................................ 5 [***] .......................................................... 6 Specified AnaptysBio Patents .................. 29 Specified Collaboration Patents .............. 29 Specified Dostarlimab ................................ 6 Specified Financing Statements ............... 10 Specified Milestone Payments .................... 6 Specified Press Releases .......................... 36 Specified Royalty Payments ....................... 7

v Sublicensee Direct License ........................ 7 TESARO Bermuda ..................................... 1 TESARO US ............................................... 1 Third Party Claim .................................... 40 Third-Party Withholding .......................... 37 Threshold Amount ...................................... 7 Threshold Time .......................................... 8 Total Net Amount ....................................... 8 Transaction Documents ............................. 8 UCC ........................................................... 8

1 ROYALTY PURCHASE AGREEMENT, dated as of October 25, 2021 Agreement ANAPTYSBIO, INC., a Delaware Seller SAGARD HEALTHCARE ROYALTY PARTNERS, LP, a Cayman Islands exempted limited Purchaser INTRODUCTION Seller is a party to that certain Collaboration and Exclusive License Agreement, effective as of March 10, 2014, as amended by Amendment No. 1 to Collaboration and Exclusive Amendment No. 1 by Amendment No. 2 to Collaboration and Exclusive License Agreement effective as of February Amendment No. 2 Exclusive License Agreement effective as of October 23, Amendment No. 3 , and as further amended by Amendment No. 4 to Collaboration and Exclusive License Agreement effective as of October 21 Amendment No. 4 (as so amended and as further amended, amended and restated, supplemented or otherwise modified from time to time, the License Agreement TESARO US TESARO Bermuda Licensee Seller desires to sell, transfer, assign and convey to Purchaser, and Purchaser desir the Purchased Receivables (as defined below), for the consideration and on the terms and subject to the conditions set forth in this Agreement. In consideration of the representations, warranties, covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Purchaser hereby agree as follows: ARTICLE I DEFINITIONS; INTERPRETATION Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings: Affiliate other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person; provided, however Affiliate include each direct and indirect security holder of Purchaser. Annual Period October 1, 2021 and ending on (and including) December 31, 2021, (ii) each calendar year thereafter (beginning with calendar year 2022) prior to the calendar year in which this Agreement expires or is terminated, and (iii) the fewer than 12-month period beginning on January 1 of the

2 calendar year in which this Agreement expires or is terminated and ending on (and including) the effective date of such expiration or termination. Applicable Withholding Exemption Certificate and properly executed applicable IRS Form W-8IMY (or any applicable successor form), together with any required attachments thereto, certifying that payments in respect of the Purchased Receivables to Purchaser are exempt from United States federal withholding tax. Authorized Purchaser Representatives Head of Purchaser and (ii) Maximilian Cervelli, Senior Fund Accountant of Purchaser, and any successors to such employees of Purchaser. Bill of Sale and Assignment means that certain bill of sale and assignment, substantially in the form of Exhibit C attached hereto, to be entered into by Seller and Purchaser as of the Closing Date. Business Day which banking institutions located in (i) New York, New York or (ii) Toronto, Canada are permitted or required by applicable Law to remain closed. Code thereto as may be enacted into law by the United States of America. Consent authorization, registration, filing or notice. Contract Control power to direct or cause the direction of the management and policies of a Person, (i) through the direct or indirect ownership of voting securities or other voting interests that represent 50% or more of the voting securities or other voting interests of such Person (or, in the case of an entity that is not a corporation, direct or indirect ownership of 50% or more of the corresponding equity interests eligible to vote for the election of such (ii) by contract or (iii) otherwise. Dostarlimab means dostarlimab (also known as JEMPERLI or dostarlimab-gxly) and (i) includes all instances in which dostarlimab is sold as part of any Combination Product that contains dostarlimab and (ii) does not include instances in which dostarlimab is sold as part of any combination product that contains both dostarlimab and another Development Antibody (other than in the third sentence of Section 4.9(m) hereof, which does include instances in which dostarlimab is sold as part of combination products that contain both dostarlimab and another Development Antibody (if any)).

***Certain Confidential Information Omitted 3 Escrow Agent Wilmington Trust, National Association, as escrow agent. Escrow Agreement Exhibit D attached hereto, entered into by Seller, Purchaser and the Escrow Agent as of the date hereof. Excluded Assets (a) any and all Royalty Payments to the extent attributable to Net Sales invoiced prior to October 1, 2021; (b) any and all royalty payments payable or paid by the Licensee pursuant to the License Agreement other than the portion of the Specified Royalty Payments that constitutes Purchased Receivables; (c) any and all milestone payments payable or paid by the Licensee pursuant to the License Agreement other than the portion of the Specified Milestone Payments that constitutes Purchased Receivables; and (d) any and all rights of Seller to, or amounts received by Seller as, payment, compensation or consideration under or in respect of the License Agreement (other than (i) the Purchased Receivables, (ii) Proceeds payable to Seller in respect of unpaid Purchased Receivables and (iii) Proceeds payable to Seller as a result of actions taken by Seller in accordance with Sections 6.6, 6.11 and 6.12 hereof that are to be shared with Purchaser in accordance with such Section). Fundamental Representations by Seller in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.9(h), 4.9(l), the first two sentences of 4.9(m) and 4.10, and (b) the representations and warranties made by Purchaser in Sections 5.1, 5.2, 5.3, 5.4 and 5.5. Governmental Entity instrumentality or body. Indirect Taxes ny sales, use, VAT, goods and services transfer or similar taxes. [***] [***]. Judgment Knowledge of Seller Knowledge the actual knowledge of (i) Hamza Suria, President and Chief Executive Officer of Seller, and (ii) Eric Loumeau, Chief Operating Officer and General Counsel of Seller, after reasonable due inquiry. Law by a Governmental Entity.

***Certain Confidential Information Omitted 4 Other Relevant Development Program than the PD-1 Development Program) the termination, discontinuance or reversion to Seller of which would reasonably be expected to result in a Seller Material Adverse Effect. Other Relevant Discovery Program the PD-1 Discovery Program) the termination, discontinuance or reversion to Seller of which would reasonably be expected to result in a Seller Material Adverse Effect. Overdue Rate 2% and (b) the sum of (i) 7% plus (ii) the Prime Rate for such day; provided, however, that in no event shall the Overdue Rate exceed the maximum rate permitted by applicable Law. Person company, trust, joint venture, association, unincorporated organization, Governmental Entity or other entity or organization. Prime Rate f interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase in connection with extensions of credit to debtors). Proceeds than Purchaser) as a result of any settlement or resolution of any actions, suits, proceedings, claims or disputes related to, and to the extent involving, the Purchased Receivables. [***] [***]. Purchased Receivables at any time at or prior to the occurrence of the Threshold Time, 100% of all Receivables, and (b) at any time after the Threshold Time, 0% of all Receivables. Purchased Royalty Period the period beginning on (and including) October 1, 2021 and ending on the date on which the Licensee is no longer obligated to make Royalty Payments for Dostarlimab in such country pursuant to the License Agreement (including, for the avoidance of doubt, under Sections 6.4, 14.4(c)(i) and 14.4(f)(i) of the License Agreement). Purchaser Material Adverse Effect adverse effect on the ability of Purchaser to consummate the transactions contemplated by the Transaction Documents and perform its obligations under the Transaction Documents and (b) a material adverse effect on (i) the validity or enforceability of the Transaction Documents against Purchaser or (ii) the rights of Seller under the Transaction Documents, including, for the avoidance of doubt, Section 2.5 of this Agreement. Receivables country, each Specified Royalty Payment to the extent attributable to Net Sales of Dostarlimab invoiced in such country during the Purchased Royalty Period applicable to Dostarlimab and such country, (b) each Specified Milestone Payment and (c) any interest on any amounts referred to in

***Certain Confidential Information Omitted 5 the immediately foregoing clauses (a) and (b) payable by the Licensee pursuant to Section 7.1 of the License Agreement. [***] [***]. Representatives members, partners, managers, officers, employees, agents, advisors or other representatives (including attorneys, accountants, consultants, and financial advisors) of such Person. Responsible Employee of Seller Royalty-Milestone Deductions credits, reductions or deductions to (a) any royalty payments payable or paid by the Licensee under Section 6.4 of the License Agreement or (b) any milestone payments payable or paid by the Licensee under Section 6.3 of the License Agreement. For the avoidance of doubt, items specified - Royalty Payment pursuant to Section 6.4 (and Sections 14.4(c)(i) and 14.4(f)(i)) of the License Agreement in respect of Net Sales of Dostarlimab invoiced in each country after giving effect to all Royalty-Milestone Deductions made pursuant to Sections 6.4(c) and 7.2 of the License Agreement applicable thereto. Royalty Reports delivered by the Licensee pursuant to Section 7.3 of the License Agreement and (b) the quarterly reports in respect of the PD-1 Development Program required to be delivered by the Licensee pursuant to Section 3.2(b) of the License Agreement (it being understood and agreed that (i) in the event any such quarterly report or quarterly PD-1 Development Program report relates solely to Products other than Dostarlimab, such quarterly report or quarterly PD-1 Development Program and (ii) all information in any such quarterly report or quarterly PD-1 Development Program report that does not relate to, involve or otherwise affect the Purchased Receivables may be redacted). Seller Material Adverse Effect effect on the ability of Seller to consummate the transactions contemplated by the Transaction Documents and perform its obligations under the Transaction Documents, (b) a material adverse effect on (i) the validity or enforceability of the Transaction Documents against Seller or (ii) the rights of Purchaser under the Transaction Documents, (c) a material adverse effect on the rights of Seller under the License Agreement that relate to, or involve or otherwise affect, the Purchased Receivables, or (d) a material adverse effect on the Purchased Receivables (including the value, timing, amount or duration thereof). Settlement Agreement Agreement, dated October 23, 2020, between Seller, the Licensee and GlaxoSmithKline LLC. Solvent such date (a) the fair value of the property of such Person is greater than the total amount of

***Certain Confidential Information Omitted 6 liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. [***] [***]. Specified Dostarlimab MPERLI or dostarlimab-gxly) and does not include any Combination Products that contain dostarlimab nor any combination products that contain both dostarlimab and another Development Antibody. Specified Milestone Payments milestone payments payable or paid by the Licensee pursuant to Section 6.3 (and Sections 14.4(c)(i) and 14.4(f)(i)) of the License Agreement with respect to Dostarlimab following the first occurrence of the applicable milestone event, in each case after giving effect to all Royalty- Milestone Deductions made pursuant to Sections 6.4(c) and 7.2 of the License Agreement applicable thereto:

***Certain Confidential Information Omitted 7 Development Milestone Event Development Milestone Payment (USD) Filing of the first MAA for the second indication [***] First MAA approval for the second indication [***] Sales Milestone Event Sales Milestone Payment (USD) Achievement of annual worldwide Net Sales in a calendar year equal to or greater than [***] [***] Achievement of annual worldwide Net Sales in a calendar year equal to or greater than [***] [***] Achievement of annual worldwide Net Sales in a calendar year equal to or greater than [***] [***] meanings ascribed to such terms in Section 6.3 of the License Agreement. Specified Royalty Payments Royalty Payment in respect of the first $1 billion of worldwide Net Sales of Dostarlimab invoiced during such Annual Period. Sublicensee Direct License ense or subcontract with respect to the rights granted to the Licensee in Section 5.1 of the License Agreement that is granted by the Licensee to a Third Party with respect to the development or commercialization of Dostarlimab that has, on or after the effective date of termination of the License Agreement, or on or after the effective date of termination or discontinuance (or reversion to Seller) of the PD-1 Discovery Program or the PD-1 Development Program, as the case may be, been assigned to Seller under Section 14.4(c)(v), Section 14.4(d)(vi) or Section 14.4(e)(v) of the License Agreement so that such Third Party becomes a direct licensee of Seller with regard to such rights. Threshold Amount (a) from (and including) the date hereof through (and including) December 31, 2026, $312,500,000, (b) from (and including) January 1, 2027 through (and including) December 31, 2027, $337,500,000, and

8 (c) from (and including) January 1, 2028 and thereafter, $412,500,000. Threshold Time point in time at which the Total Net Amount as of such time equals or exceeds the Threshold Amount applicable at such time; provided that, if the Threshold Time has occurred, and subsequently Purchaser is required to, and does actually, refund to either the Licensee or Seller an amount such that the Total Net Amount (calculated after giving effect to such refund) no longer equals or exceeds the Threshold Amount applicable at such time, then, for all purposes under this Agreement and notwithstanding any other provision of this Agreement to the contrary, the Threshold Time shall be deemed not to have occurred and the Threshold Time shall be re-determined (after giving effect to such refund). Total Net Amount time: (a) (i) the aggregate amount of all payments of Purchased Receivables actually received by Purchaser at or prior to such time pursuant to Section 6.2 (or otherwise), and (ii) the aggregate amount of Proceeds that are actually received by Purchaser at or prior to such time pursuant to Sections 6.6, 6.11 and 6.12, less (b) (i) all overpayments of Receivables relating to the Purchased Royalty Period reimbursed by Purchaser to the Licensee (or to Seller) at or prior to such time, and (ii) the aggregate amount of all costs and expenses paid by Purchaser (and not reimbursed to Purchaser, whether by the Licensee, Seller or any other Person) at or prior to such time pursuant to Sections 6.4(b), 6.6, 6.11 and 6.12. Transaction Documents ement, the Escrow Agreement, the Bill of Sale and Assignment, the Licensee Letter Agreement and the Closing Notice. UCC jurisdiction. Capitalized terms used in this Agreement and not otherwise defined herein (including AnaptysBio Patents, Collaboration Patents, Development Antibody, Discovery Program, PD-1 Discovery Program, MAA, Net Sales and Product) shall have the respective meanings ascribed to them in the License Agreement. In the event a capitalized term used herein is defined in both this Agreement and the License Agreement, the meaning given to such term in this Agreement shall control. Section 1.2 Certain Interpretations. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (a) include including (b) when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

9 (c) references to a Contract mean such Contract as from time to time amended, amended and restated, supplemented or otherwise modified, in each case to the extent not prohibited by such Contract or this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) Article or Section of, or an Exhibit or Schedule to, this Agreement; (f) of the United States; (g) references to a Law include any amendment or modification to such Law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before, on or after the date of this Agreement; and (h) references to thi and Exhibits attached to this Agreement, all of which constitute a part of this Agreement and are incorporated herein for all purposes. ARTICLE II PURCHASE AND SALE OF PURCHASED RECEIVABLES Section 2.1 Purchase and Sale of Purchased Receivables. (a) Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign and convey to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, free and clear of all liens and encumbrances (other Purchased Receivables. It is understood and agreed that Purchaser shall not, by purchase of the Purchased Receivables, acquire any assets or rights of Seller under, or relating to, the License Agreement other than those specified in the immediately preceding sentence. (b) Purchase Price. The purchase price for the Purchased Receivables, which shall be due and payable at the Closing in accordance with Section 3.2, is $250,000,000 (the Purchase Price Section 2.2 No Purchase or Sale of Excluded Assets. Notwithstanding anything to the contrary contained in this Agreement, Seller shall retain all its right, title and interest in and to, and there shall be excluded from the sale, transfer, assignment and conveyance to Purchaser under this Agreement, all Excluded Assets, the License Agreement and any other property of Seller other than, in each case, (x) the Purchased Receivables, (y) Proceeds as specifically described in clause and (z) to the extent described in Article VI. Section 2.3 No Obligations Transferred. Notwithstanding anything to the contrary contained in this Agreement, (a) the sale, transfer, assignment and conveyance to Purchaser of the

***Certain Confidential Information Omitted 10 Purchased Receivables pursuant to this Agreement shall not in any way subject Purchaser to, or transfer, affect or modify, any obligation or liability of Seller under the License Agreement and (b) Purchaser expressly does not assume or agree to become responsible for any obligation or liability of Seller whatsoever (except to the extent expressly contemplated by Section 6.4 or Section 6.13), and all such obligations and liabilities of Seller that are not expressly transferred to Purchaser hereunder as set forth in this Section 2.3 shall be retained by, and remain the obligations and liabilities of, Seller immediately after the Closing. Section 2.4 Sale. It is the intention of the parties hereto that the sale, transfer, assignment and conveyance contemplated by this Agreement be, and is, a true, complete, absolute and irrevoca right, title and interest in and to the Purchased Receivables. Neither Seller nor Purchaser intends the transactions contemplated by this Agreement to be, or for any purpose characterized as, a loan from Purchaser to Seller or a pledge, a security interest, a financing transaction or a borrowing; and accordingly, Seller will treat the sale, transfer, assignment and conveyance of the Purchased Purchaser, from and after the Closing, to file such financing statements (and continuation statements with respect to such financing statements when applicable) naming Seller as the seller and Purchaser as the purchaser of the Purchased Receivables as may be necessary to perfect such Specified Financing Statements Section 2.4, as a precaution to address the possibility that, notwithstanding the intent of the parties hereto in this regard, the sale, transfer, assignment and conveyance contemplated hereby is held not to be a sale, this Agreement shall constitute a security agreement and Seller does hereby grant in the UCC) thereof, for the benefit of Purchaser to secure payment to Purchaser of amounts equal to the Purchased Receivables as they become due and payable under the License Agreement, and Seller does hereby authorize Purchaser to file such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect such security interests. Each of Seller and Purchaser hereby waives, to the maximum extent permitted by applicable Law, any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by under applicable Law, which waiver shall, to the maximum extent permitted by applicable Law, be enforceable against Seller in any bankruptcy or insolvency proceeding relating to Seller. Notwithstanding the foregoing, nothing in this Section 2.4 shall bind either party regarding the reporting of the transactions contemplated hereby for GAAP or securities or tax Law reporting purposes. Section 2.5 [***]. (a) [***] shall, and hereby does, [***], to [***] and [***], in each case in [***]. Such [***] [***] Notice [***] intention [***]. The [***] Notice shall (i) specify the date (which shall be a Business Day) [***] [***] Date and (ii) be delivered to [***] no later than 10:00am (New York time) on the tenth Business Day prior to the [***] Date and no earlier than 10:00am (New York time) on the 60th day prior to the [***] Date. Once the [***] Notice has been delivered by [***] pursuant to the immediately

***Certain Confidential Information Omitted 11 preceding sentence, it shall be absolute and, except as specifically provided in Section 2.5(b) below, irrevocable [***]. (b) If [***] has received a [***] Notice from [***] in accordance with Section 2.5(a) above, then on the fifth Business Day prior to the [***] Date specified in such [***] Notice, [***] shall deliver to [***]. If [***] does not notify [***] in writing by 5:00pm (New York time) on the third Business Day prior to the [***] Date that [***]. If [***] delivers a [***] Notice by no later than 5:00pm (New York time) on the third Business Day prior to the [***] Date, and [***], then [***]. [***] shall notify [***] in writing [***] by no later than 5:00pm (New York time) on the Business Day before the [***] Date [***]. (c) Unless the [***]. Upon the [***]. At the [***]. (d) If [***] on the [***] Date in accordance with the provisions of Section 2.5(c) [***], then: [***] or as otherwise agreed by the parties hereto in accordance with Section 2.5(b) above) [***]. (e) [***] that [***] this Agreement [***], that would [***] upon the effective date of [***]. ARTICLE III CLOSING; SIGNING AND CLOSING DELIVERABLES Section 3.1 Closing. The closing of the purchase and sale of the Purchased Receivables Closing to take place at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York, 10018, at 10:00 a.m. New York City time on the third Business Day after the date on which the conditions set forth in Article IX have been satisfied (or waived by Purchaser or Seller, as applicable, in accordance with Section 8.5 hereof), or at such other place, time and date as the parties hereto may mutually agree. The parties hereto expect to exchange documents electronically, and no party hereto shall be required to appear at any specific physical location to effect the Closing. The date on which the Closing Closing Date Section 3.2 Payment of Purchase Price. At the Closing, Purchaser shall deliver (or cause to be delivered) to Seller payment of the Purchase Price by wire transfer of immediately available funds to the account specified by Seller in writing to Purchaser at least three Business Days prior to the Closing Date. Section 3.3 Certificates.

12 (a) Certificate. On the date hereof and at the Closing, Seller shall deliver to Purchaser a certificate of an officer or other authorized signatory of Seller, dated the date hereof and dated the Closing Date, respectively, certifying as to (i) with respect to the certificate dated the date hereof, the incumbency of the officer (or officers) of Seller executing this Agreement, the Escrow Agreement and the Licensee Letter Agreement, and, with respect to the certificate dated the Closing Date, the incumbency of the officer (or officers) of Seller executing the Bill of Sale and Assignment and the Closing Notice and organizational documents and resolutions adopted by the Board of Directors of Seller authorizing the execution and delivery by Seller of the Transaction Documents and the consummation by Seller of the transactions contemplated by the Transaction Documents. (b) Certificates. On the date hereof and at the Closing, Purchaser shall deliver to Seller a certificate of an officer or other authorized signatory of Purchaser, dated the date hereof and dated the Closing Date, respectively, certifying as to (i) with respect to the certificate dated the date hereof, the incumbency of the officer (or officers) of Purchaser executing this Agreement, the Escrow Agreement and the Licensee Letter Agreement, and, with respect to the certificate dated the Closing Date, the incumbency of the officer (or officers) of Purchaser executing the Bill of Sale and Assignment and (ii) the attached copies of organizational documents and resolutions adopted by Purchaser authorizing the execution and delivery by Purchaser of the Transaction Documents to which it is a party and the consummation by Purchaser of the transactions contemplated by the Transaction Documents to which it is a party. Section 3.4 Bill of Sale and Assignment. At the Closing, Seller and Purchaser shall each deliver to the other party hereto a duly executed counterpart to the Bill of Sale and Assignment, evidencing the sale and assignment to Purchaser of the Purchased Receivables. Section 3.5 Tax Forms. Prior to the Closing, Purchaser shall have delivered to Seller an Applicable Withholding Exemption Certificate on behalf of itself. Section 3.6 Licensee Letter Agreement. On or prior to the date hereof, Seller shall have delivered to Purchaser a duly executed agreement between the Licensee, Seller and Purchaser in the form of Exhibit A Licensee Letter Agreement Section 3.7 Lien Searches and Releases. Prior to the Closing, Purchaser shall have received (a) the results of a recent search in the state of Delaware of all effective financing statements made against Seller, together with copies of all such filings disclosed by such search and (b) termination statements and amendment statements, as applicable, in each case in form and substance satisfactory to Purchaser to be filed with the Secretary of State of the State of Delaware as may be necessary to terminate or amend, as applicable, any effective financing statements that involve or relate to the Purchased Receivables or the License Agreement that are disclosed by the search referred to in the immediately preceding clause (a) or as otherwise in existence, which termination statements and amendment statements, as applicable, shall be filed concurrently with the consummation of the Closing (the items referred to in clauses (a) and (b) of this Section 3.7, Lien Release Documents .

***Certain Confidential Information Omitted 13 Section 3.8 Closing Notice. As soon as practicable (and in any event within one Business Day) after the Closing, Seller shall deliver to the Licensee a duly executed notice, in the form of Exhibit B attached hereto, confirming that the Closing has occurred Closing Notice , and, concurrently with such delivery to the Licensee, Seller shall deliver a copy of such Closing Notice to Purchaser. Section 3.9 Escrow Agreement. On the date hereof, each of Seller and Purchaser (i) shall deliver to the other party hereto a duly executed counterpart to the Escrow Agreement, and (ii) shall receive a duly executed counterpart to the Escrow Agreement from the Escrow Agent. Section 3.10 Account Setup Confirmation. Prior to the Closing, Purchaser shall have received a copy of the written notice delivered by the Licensee to Seller confirming that the Escrow d its completed (as described in the Licensee Letter Agreement) Account Setup Confirmation . ARTICLE IV SELLER S REPRESENTATIONS AND WARRANTIES Seller hereby represents and warrants to Purchaser that as of the date hereof and as of the Closing Date: Section 4.1 Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Section 4.2 Authorization. Seller has the requisite organizational power and authority to execute, deliver and perform the Transaction Documents and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby [***], have been duly authorized by Seller. Section 4.3 Enforceability. Each of the Transaction Documents has been duly executed and delivered by Seller, and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or . Section 4.4 Absence of Conflicts. The execution, delivery and performance by Seller of the Transaction Documents and the

14 consummation of the transactions contemplated thereby do not constitute a breach of or default under any provision of (a) the organizational documents of Seller, (b) any Law or Judgment applicable to Seller, (c) the License Agreement or the Settlement Agreement or (d) any Contract (other than the License Agreement and the Settlement Agreement) to which Seller is a party or by which Seller is bound, except, in the case of clauses (b) and (d), for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Seller Material Adverse Effect. The execution, delivery and performance by Seller of the Royalty Purchase Agreement and the Bill of Sale and Assignment, and the consummation of the transactions contemplated thereby, do not constitute a breach of or default under any provision of the Licensee Letter Agreement. Section 4.5 Consents. No Consent of any Governmental Entity or any other Person is required by or with respect to Seller in connection with the execution and delivery by Seller of the Transaction Documents or the consummation of the transactions contemplated thereby, except for (a) the Licensee Letter Agreement, (b) the Closing Notice, (c) the Account Setup Confirmation, (d) the filing of the Specified Financing Statements with the Secretary of State of the State of Delaware, (e) such Consents, the failure of which to be obtained or made, would not reasonably be expected to result in a Seller Material Adverse Effect, and (f) such Consents as shall have been obtained on or prior to the date hereof. Section 4.6 Litigation. No action, suit, proceeding or investigation before any Governmental Entity, court or arbitrator is pending, or, to the Knowledge of Seller, threatened, against Seller that, individually or in the aggregate, would reasonably be expected to result in a Seller Material Adverse Effect. Section 4.7 Compliance with Laws. Seller has not violated, is not in violation of, has not been given written notice that it has violated, and, to the Knowledge of Seller, Seller is not under investigation with respect to its violation of, and has not been threatened in writing to be charged with any violation of, any applicable Law or any Judgment of any Governmental Entity, court or arbitrator, which violation would reasonably be expected to result in a Seller Material Adverse Effect. Section 4.8 . Other than the Escrow Agent, there is no investment banker, broker, finder, financial advisor or other Person who has been retained by or is authorized to act on behalf of Seller who is entitled to any fee or commission from Purchaser in connection with the transactions contemplated by this Agreement. Section 4.9 License Agreement; Settlement Agreement. (a) License Agreement; Settlement Agreement; Royalty Reports; Material Notices. Attached hereto as Schedule 4.9(a) are the following: (i) a true, correct and complete copy of each of the License Agreement and the Settlement Agreement; (ii) the Royalty Reports in respect of each calendar quarter ended on or prior to the date hereof that have been received by Seller prior to the date hereof; and (iii) other than notices relating to the Action (as defined in the Settlement Agreement), all material written notices delivered to the Licensee by Seller, or

15 delivered by the Licensee to Seller, relating to, or involving or otherwise affecting, the Purchased Receivables, in each case since January 1, 2020 (including notices of any Royalty-Milestone Deductions). (b) Validity and Enforceability of License Agreement and Settlement Agreement. (i) The License Agreement is a valid and binding obligation of Seller and, to the Knowledge of Seller, of the Licensee, enforceable against each of Seller and, to the Knowledge of Seller, the Licensee in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar Laws of general notice challenging the validity or enforceability of the License Agreement or any obligation of the Licensee to pay the Royalty Payments or the Specified Milestone Payments thereunder. (ii) The Settlement Agreement is a valid and binding obligation of Seller and, to the Knowledge of Seller, of the Licensee and GlaxoSmithKline LLC, enforceable against each of Seller and, to the Knowledge of Seller, the Licensee and GlaxoSmithKline LLC in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, generally. Seller has not received any written notice challenging the validity or enforceability of the Settlement Agreement. (c) No Waivers, Releases or Amendments. Seller has not (i) granted any material waiver under the License Agreement (except as provided in the Settlement Agreement with respect to the dismissal of the Action (as defined in the Settlement Agreement)), (ii) granted any waiver under the License Agreement relating to, or involving or otherwise affecting, any Royalty Payments, any Specified Milestone Payments or any Royalty-Milestone Deductions, or (iii) released the Licensee, in whole or in part, from any of its payment obligations in respect of the Royalty Payments or the Specified Milestone Payments or from any of its other material obligations under the License Agreement relating to, or involving or otherwise affecting, any Royalty Payments or any Specified Milestone Payments. Seller has not received from the Licensee any currently pending written proposal, and has not made any currently pending proposal to the Licensee, to amend, waive, supplement or otherwise modify any provision of the License Agreement. Since March 10, 2014, the License Agreement has not been amended, supplemented or otherwise modified pursuant to Section 15.9 of the License Agreement or otherwise, except as set forth in Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and the Licensee Letter Agreement. (d) No Other Relevant Discovery Program or Other Relevant Development Program; No Termination, Force Majeure, etc. There is no Other Relevant Discovery Program or Other Relevant Development Program. Seller has not (i) given the Licensee any notice of termination of (A) the License Agreement (whether in whole or in part), (B) the PD-1 Discovery Program or (C) the PD-1 Development Program or (ii) received from the Licensee any written notice of termination (or discontinuance, as applicable) of (A) the License Agreement (whether in

16 whole or in part), (B) the PD-1 Discovery Program or (C) the PD-1 Development Program. Seller has not (x) given the Licensee any notice seeking to invoke the force majeure provision in Section 15.8 of the License Agreement or otherwise seeking to invoke force majeure doctrines or (y) received from the Licensee any written notice seeking to invoke the force majeure provision in Section 15.8 of the License Agreement or otherwise seeking to invoke force majeure doctrines. To the Knowledge of Seller, except as specifically described in the Settlement Agreement, no event has occurred that would give Seller a right to terminate the License Agreement, a Discovery Program or a Development Program pursuant to Section 14.2 or Section 15.7 of the License Agreement. Seller has not received any written notice from the Licensee expressing any intention or desire to terminate (or discontinue, as applicable) (I) the License Agreement (whether in whole or in part), (II) the PD-1 Discovery Program or (III) the PD-1 Development Program. (e) No Reversion. None of the rights to (i) the PD-1 Discovery Program or (ii) the PD-1 Development Program have reverted to Seller pursuant to Section 8.2, Section 14.4(b), Section 14.4(d) or Section 14.4(e) of the License Agreement (whether as a result of the Licensee failing to satisfy its obligations under Section 8.1 of the License Agreement with respect to such Discovery Program or such Development Program, as a result of the Licensee discontinuing development of all Products within such Discovery Program or such Development Program, or otherwise). (f) No Breaches. Seller has not breached any provision of the License Agreement in any material respect, and, to the Knowledge of Seller, except as specifically described in the Settlement Agreement, the Licensee has not breached any provision of the License Agreement in any material respect. (g) Payments Made. Seller has received from the Licensee when due the full amount of (i) the upfront license fee referred to in Section 6.1 of the License Agreement, (ii) all cost reimbursement payments due and payable prior to the date hereof pursuant to Section 6.2 of the License Agreement, (iii) each milestone payment due and payable prior to the date hereof pursuant to Section 6.3 of the License Agreement, (iv) all cost reimbursement payments due and payable prior to the date hereof for costs incurred by Seller to Prosecute and Maintain the Collaboration Patents pursuant to Section 9.2 of the License Agreement, (v) the amendment license fee referred to in Section 1 of Amendment No. 1, (vi) the payment referred to in Section 2 of Amendment No. 3 and (vii) all royalties specified in the Royalty Reports referred to in Section 4.9(a). Seller has not received any payments under the License Agreement other than the payments described in this Section 4.9(g). (h) Royalty-Milestone Deductions. No Royalty-Milestone Deductions have been applied to any royalty payment paid by the Licensee under Section 6.4 of the License Agreement. No Royalty-Milestone Deductions have been applied to any milestone payment paid by the Licensee under Section 6.3 of the License Agreement. The Royalty Payments have not been, and to the Knowledge of Seller are not, as of the date hereof and as of the Closing Date, subject to any Royalty-Milestone Deduction (including any Royalty-Milestone Deduction described in Section 6.4(c) of the License Agreement). The Specified Milestone Payments have not been, and to the Knowledge of Seller are not, as of the date hereof and as of the Closing Date, subject to any Royalty-Milestone Deduction (including any Royalty-Milestone Deduction described in Section 6.4(c) of the License Agreement). Neither Seller nor any of its Affiliates is,

17 or was, a party to any agreement or arrangement with a Third Party that was in existence prior to the Effective Date of the License Agreement of the type described in the second sentence of Section 6.4(c) of the License Agreement. To the Knowledge of Seller, no event or condition exists that would permit the Licensee to take, claim or apply any Royalty-Milestone Deduction (including any Royalty-Milestone Deduction described in Section 6.4(c) of the License Agreement) against payment of any of the Specified Royalty Payments or against payment of any of the Specified Milestone Payments. Seller has not received any written notice from the Licensee expressing an intention by the Licensee to take, claim or apply any Royalty-Milestone Deduction (including any Royalty-Milestone Deduction described in Section 6.4(c) of the License Agreement) against payment of any of the Specified Royalty Payments or against payment of any of the Specified Milestone Payments. (i) No Assignments. Seller has not consented to any assignment by the Licensee of, and, to the Knowledge of Seller, the Licensee has not assigned, the License Agreement or any part thereof. Except as contemplated by the Transaction Documents, Seller has not assigned, in whole or in part, and has not granted any liens upon or security interests with respect to, the License Agreement or the Receivables. (j) No Indemnification Claims. Seller has not given any notice to the Licensee regarding any claims for indemnification under the License Agreement, whether under Section 13 of the License Agreement or otherwise. Seller has not received any notice from the Licensee or any other Person regarding any claims for indemnification (against Seller as Indemnitor or against the Licensee as Indemnitor) under the License Agreement, whether under Section 13 of the License Agreement or otherwise. (k) Audits. Seller has not initiated any audit pursuant to Section 7.4 of the License Agreement. (l) No Other Agreements. Other than the License Agreement and the Settlement Agreement, there are no Contracts between Seller (or any predecessor or Affiliate thereof), on the one hand, and the Licensee (or any predecessor or Affiliate thereof) or any other Person, on the other hand, that relate to, involve or otherwise affect the Purchased Receivables. (m) Dostarlimab. Dostarlimab is a Development Antibody that was developed under the License Agreement and is a Product. Specified Dostarlimab is (i) the only commercialized Product under the PD-1 Development Program and (ii) the only Product currently under clinical development under the PD-1 Development Program. For the avoidance of doubt, Specified Dostarlimab is a Product solely under the PD-1 Development Program and the PD-1 Discovery Program, and is not a Product under any other Development Program or under any other Discovery Program (including, for the avoidance of doubt, the TIM-3 Development Program, the TIM-3 Discovery Program, the LAG-3 Development Program, the LAG-3 Discovery Program, the PD-1/CTLA-4 Development Program and the PD-1/CTLA-4 Discovery Program). In addition, for the avoidance of doubt, all Net Sales of Dostarlimab will qualify for purposes of determining whether a Specified Milestone Payment is payable pursuant to Section 6.3 of the License Agreement, notwithstanding that dostarlimab may be sold as part of a combination product that contains both dostarlimab and another Development Antibody.

18 (n) No Disputes. Seller has not (i) received any written notice of any dispute under the License Agreement from the Licensee or (ii) given any notice of any dispute under the License Agreement to the Licensee, except for notices in connection with the Action (as defined in the Settlement Agreement) received and given by Seller prior to the date of the Settlement Agreement. Seller has not (x) received any written notice of any dispute under the Settlement Agreement from the Licensee or GlaxoSmithKline LLC or (y) given any notice of any dispute under the Settlement Agreement to the Licensee or GlaxoSmithKline LLC. The Action (as defined in the Settlement Agreement) was dismissed with prejudice on October 26, 2020 as required by Section 3 of the Settlement Agreement. (o) Sublicenses/Subcontracts. Seller has not received any written notice from the Licensee of any sublicense, subcontract or other transfer of any of the licenses, rights or obligations of the Licensee under the License Agreement pursuant to Section 2.11(b) of the License Agreement or otherwise. Seller has not sublicensed, subcontracted or otherwise transferred any of its obligations under the License Agreement pursuant to Section 2.11(a) of the License Agreement or otherwise. Section 4.10 Title to Purchased Receivables. Seller has good and valid title to the Purchased Receivables, free and clear of all liens and encumbrances. Upon payment of the Purchase Price by Purchaser and filing of the Specified Financing Statements with the Secretary of State of the State of Delaware, Purchaser will have acquired, subject to the terms and conditions set forth in this Agreement, good and valid title to the Purchased Receivables, free and clear of all liens and encumbrances (other than those created by Purchaser, if any). Upon the filing of the financing statements referred to in the third sentence of Section 2.4 with the Secretary of State of the State of Delaware and to the extent the Purchased Receivables constitute an asset of Seller that has not been sold to Purchaser as contemplated by the foregoing provisions of this Section 4.10, the security interest in the Purchased Receivables granted by Seller to Purchaser pursuant to the third sentence of Section 2.4 will be perfected and prior to all other liens thereon to the extent that such security interest in the Purchased Receivables can be perfected under the UCC by the filing of such financing statements in such filing office. Section 4.11 Intellectual Property. (a) Listed Patents. The issued patents and pending patent applications listed on Schedule 4.11(a) Listed Patents Schedule 4.11(a) specifies (x) with respect to each Listed Patent that is an issued patent, (i) the jurisdiction in which such Listed Patent has issued as a patent and (ii) the patent number of such Listed Patent and (y) with respect to each Listed Patent that is a pending patent application, (i) the jurisdiction in which such Listed Patent is pending and (ii) the patent application number of such Listed Patent. In addition, Schedule 4.11(a) specifies with respect to each Listed Patent (A) whether such Listed Patent is a Collaboration Patent or an AnaptysBio Patent and (B) each record owner of such Listed Patent. To the Knowledge of Seller, the Listed Patents constitute all issued patents and pending patent applications within the AnaptysBio Patents and Collaboration Patents under the License Agreement that pertain to the PD-1 Discovery Program and/or Dostarlimab. (b) No Litigation. Seller has not received any written notice from any Person alleging, and Seller otherwise has no Knowledge, that there are any pending or threatened

19 litigations, reissues, inter partes reviews, post-grant reviews, interferences, reexaminations, cancellations, nullifications, oppositions or like patent office proceedings involving any of the Listed Patents. (c) No Knowledge of Other Ownership of Listed Patents. Seller has not received any written notice from any Person alleging, and Seller otherwise has no Knowledge, that (i) any Person other than Seller or the Licensee is or claims to be an owner of any Listed Patent that is a Collaboration Patent or (ii) any Person other than Seller is or claims to be an owner of any Listed Patent that is an AnaptysBio Patent. Seller is (x) the sole owner of, and has the sole interest in and to, all of the Listed Patents that are AnaptysBio Patents (free and clear of any liens and encumbrances) and (y) the joint owner of all of the Listed Patents that are Collaboration Patents (free and clear of any liens and encumbrances). (d) No Knowledge of Invalidity or Unenforceability. Seller has not received any written notice from any Person alleging, and Seller otherwise has no Knowledge, that any of the issued Listed Patents is unenforceable or invalid. To the Knowledge of Seller, all of the Listed Patents that are AnaptysBio Patents are valid and enforceable. Seller has not received any written legal opinion, whether preliminary in nature or qualified in any manner, regarding the validity or enforceability of any of the issued Listed Patents. (e) Inventorship. Seller has not received any written notice from any Person alleging, and Seller otherwise has no Knowledge, that there is a Person who is or claims to be an inventor under any of the Listed Patents who is not a named inventor thereof. (f) No Knowledge of Assertions by Third Party. Seller has not received any written notice from any Person, and Seller otherwise has no Knowledge, of any claim by any Person asserting that the development, manufacture, importation, exportation, sale, offer for sale or use of Dostarlimab infringes any P (g) No Knowledge of Infringement. Seller has no Knowledge that the development, manufacture, importation, exportation, sale, offer for sale or use of Dostarlimab infringes, violates, misappropriates, or m rights. Seller has not received any written notice from any Person alleging, and Seller otherwise has no Knowledge, that there is a Person who is engaging in or has engaged in any development, manufacture, importation, exportation, sale, offer for sale or use of Dostarlimab that infringes upon any of the Listed Patents (excluding any Person authorized to engage in such activities pursuant to the License Agreement). Seller has not received any written notice from any Person alleging, and Seller otherwise has no Knowledge, that there is a Person who is engaging in or has engaged in any activity that infringes upon or otherwise misappropriates any of the Listed Patents. (h) Prosecution, Maintenance. (i) To the Knowledge of Seller, Licensee has paid, or caused to be paid, all required prosecution and maintenance fees and like payments with respect to the Listed Patents that are Collaboration Patents (both before and after the IND clearance for Specified Dostarlimab) except as noted on Schedule 4.11(a). Seller has not received any written notice from the Licensee or any other Person to the effect that, and Seller otherwise has no Knowledge that the Licensee has

20 not paid, or caused to be paid, all required prosecution and maintenance fees and like payments with respect to the Listed Patents that are Collaboration Patents in the United States. Seller has not received any written notice from the Licensee that any other Person has asserted, and Seller otherwise has no Knowledge, that any of the Listed Patents that are Collaboration Patents in the United States have entered the public domain, disclaimed, lapsed, expired or otherwise been terminated or adjudicated as invalid or unenforceable. The Licensee has kept Seller reasonably informed with respect to the prosecution and issuance of (including by providing prompt notice of all material matters related thereto) and cooperated reasonably with, and, to the Knowledge of Seller, will continue to keep Seller reasonably informed and cooperate with, Seller and its counsel in the prosecution, maintenance, and extensions of the Listed Patents that are Collaboration Patents. (ii) Seller paid, or caused to be paid, and, to the Knowledge of Seller, Licensee has paid, or caused to be paid, all required prosecution and maintenance fees and like payments with respect to the Listed Patents that are AnaptysBio Patents (both before and after the IND clearance for Specified Dostarlimab). Seller has not received any written notice from the Licensee or any other Person to the effect that, and Seller otherwise has no Knowledge that the Licensee has not paid, or caused to be paid, all required prosecution and maintenance fees and like payments with respect to the Listed Patents that are AnaptysBio Patents. Seller has not received any written notice from the Licensee to the effect that the Licensee believes, or that any other Person has asserted, and Seller otherwise has no Knowledge, that any of the Listed Patents that are AnaptysBio Patents have entered the public domain, disclaimed, lapsed, expired or otherwise been terminated or adjudicated as invalid or unenforceable. Seller has reasonably cooperated with and assisted the Licensee in connection with activities reasonably necessary in order for the Licensee to continue any Prosecution and Maintenance of the Listed Patents that are AnaptysBio Patents. The Licensee has kept Seller reasonably informed with respect to the prosecution and issuance of (including by providing prompt notice of all material matters related thereto) and cooperated reasonably with, and, to the Knowledge of Seller, will continue to keep Seller reasonably informed and cooperate with, Seller and its counsel in the prosecution, maintenance, and extensions of the Listed Patents that are AnaptysBio Patents. Section 4.12 UCC Representations and Warranties. (a) . (b) Seller is incorporated, and for the prior five years has been incorporated, in the State of Delaware. Section 4.13 Taxes. No deduction or withholding for or on account of any tax has been made from any payment by the Licensee to Seller under the License Agreement. Seller has filed (or caused to be filed) all material tax returns and material tax reports required to be filed under applicable Law and has paid all material taxes required to be paid, except for any such taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with generally accepted accounting principles applicable to Seller, as in effect from time to time. To the Knowledge of Seller, no payments by the Licensee to Seller under the License Agreement have been subject to Indirect Tax.

21 Section 4.14 Solvency. Seller is, individually and together with its subsidiaries on a consolidated basis, Solvent. ARTICLE V PURCHASER S REPRESENTATIONS AND WARRANTIES Purchaser hereby represents and warrants to Seller that as of the date hereof and as of the Closing Date: Section 5.1 Existence. Purchaser is an exempted limited partnership duly organized, validly existing and in good standing under the Laws of the Cayman Islands. Section 5.2 Authorization. Purchaser has the requisite organizational power and authority to execute, deliver and perform the Transaction Documents to which it is a party and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by Purchaser. Section 5.3 Enforceability. Each of the Transaction Documents to which Purchaser is a party has been duly executed and delivered by Purchaser, and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar Laws of . Section 5.4 Absence of Conflicts. The execution, delivery and performance by Purchaser of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not constitute a breach of or default under any provision of (a) the organizational documents of Purchaser, (b) any Law or Judgment applicable to Purchaser or (c) any Contract to which Purchaser is a party or by which Purchaser is bound, except, in the case of clauses (b) and (c), for such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Purchaser Material Adverse Effect. Section 5.5 Consents. No Consent of any Governmental Entity or any other Person is required by or with respect to Purchaser in connection with the execution and delivery by Purchaser of the Transaction Documents to which it is a party or the consummation of the transactions contemplated thereby, except for (a) the Licensee Letter Agreement, (b) the Closing Notice, (c) the Account Setup Confirmation, (d) the filing of the Specified Financing Statements with the Secretary of State of the State of Delaware, (e) such Consents, the failure of which to be obtained or made, would not reasonably be expected to result in a Purchaser Material Adverse Effect, and (f) such Consents as shall have been obtained on or prior to the date hereof. Section 5.6 Litigation. No action, suit, proceeding or investigation before any Governmental Entity, court or arbitrator is pending, or, to the knowledge of Purchaser, threatened, against Purchaser that, individually or in the aggregate, would reasonably be expected to result in a Purchaser Material Adverse Effect.

22 Section 5.7 Compliance with Laws. Purchaser has not violated, is not in violation of, has not been given written notice that it has violated, and, to the knowledge of Purchaser, Purchaser is not under investigation with respect to its violation of, and has not been threatened in writing to be charged with any violation of, any applicable Law or any Judgment of any Governmental Entity, court or arbitrator, which violation would reasonably be expected to result in a Purchaser Material Adverse Effect. Section 5.8 . Other than the Escrow Agent, there is no investment banker, broker, finder, financial advisor or other Person who has been retained by or is authorized to act on behalf of Purchaser who is entitled to any fee or commission from Seller in connection with the transactions contemplated by this Agreement. Section 5.9 Financing. Purchaser has sufficient cash on hand or binding and enforceable commitments to provide it with funds sufficient to satisfy its obligations to pay the Purchase Price. Purchaser has no reason to believe, and has not been provided with any notice (whether written or otherwise), that any of the Persons providing the commitments referred to above are unable or are not required or do not intend, for any reason, to satisfy their obligations under such commitments. Purchaser acknowledges that its obligations under this Agreement are not contingent on obtaining financing. Section 5.10 Tax Status. Payments with respect to the Purchased Receivables made to Purchaser are exempt from United States federal withholding tax. Section 5.11 Purchaser Acknowledgment. Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of entering into the transactions contemplated by this Agreement. Section 5.12 No Implied Representations and Warranties PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE SELLER SPECIFICALLY CONTAINED IN ARTICLE IV, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF SELLER EITHER EXPRESSED OR IMPLIED, AND THAT PURCHASER DOES NOT RELY ON, AND SHALL HAVE NO REMEDIES IN RESPECT OF, ANY REPRESENTATION OR WARRANTY NOT SPECIFICALLY SET FORTH IN ARTICLE IV, AND ALL OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. ARTICLE VI COVENANTS Section 6.1 Performance of License Agreement. Seller agrees that it shall (a) comply with and perform all of its obligations under the License Agreement that are in any respect material to the interests of Purchaser hereunder and (b) use commercially reasonable efforts to cure any breach of such obligations by Seller under the License Agreement.

23 Section 6.2 Misdirected Payments; Offsets by the Licensee. (a) Payments to Purchaser. If Seller shall, notwithstanding the provisions of the Licensee Letter Agreement, the Escrow Agreement and the Closing Notice, receive from the Licensee, the Escrow Agent or any other Person any Purchased Receivables, Seller shall promptly (and in any event no later than five Business Days) following the receipt by Seller of such Purchased Receivables, remit to Purchaser such Purchased Receivables. (b) Payments to Seller. If Purchaser shall, notwithstanding the provisions of the Licensee Letter Agreement, the Escrow Agreement and the Closing Notice, receive from the Licensee, the Escrow Agent or any other Person (i) any Royalty Payment that does not consist entirely of Purchased Receivables, (ii) any Excluded Asset or (iii) a Total Net Amount as of any date that is greater than the Threshold Amount applicable on such date, Purchaser shall promptly (and in any event no later than five Business Days) following the date Purchaser becomes aware of its receipt thereof, remit to Seller (A) such Royalty Payment, or portion thereof, that does not constitute Purchased Receivables, (B) such Excluded Asset or (C) the portion of such Total Net Amount that is greater than such Threshold Amount, as the case may be. (c) Offsets by the Licensee. If (i) the Licensee sets off against the Purchased Receivables any amount owing from Seller to the Licensee (or any Affiliate of the Licensee) in respect of any right of the Licensee (or any Affiliate of the Licensee) against Seller arising from or in connection with any matter other than the Purchased Receivables, then Seller shall promptly (and in any event no later than twenty Business Days) following the date on which a Responsible Employee of Seller becomes aware of such set-off (including the amount and the nature thereof), pay to Purchaser the amount of such set-off. After Seller makes the payment referred to in the first sentence of this Section 6.2(c), Seller shall be entitled to, and Purchaser shall not be entitled to, any amounts recovered from the Licensee in respect of such set-off. (d) Remittances. All remittances pursuant to this Section 6.2 shall be made (i) without set-off or deduction of any kind (except as required by applicable Law) and (ii) with respect to payments to be made to Seller, by wire transfer of immediately available funds to such account as Seller shall designate in writing to Purchaser (such designation to be made at least three Business Days prior to any such payment), and, with respect to payments to be made to Purchaser, by wire transfer of immediately available funds to such account or accounts as the Authorized Purchaser Representatives shall designate both orally by telephone and in writing to Seller (such oral and written designations to be made at least three Business Days prior to any such payment). (e) Payments Held In Trust. Each party hereto agrees that it shall hold any amounts received by it to which the other party hereto is entitled under Section 6.2(a) or Section 6.2(b) in trust and agrees that it shall have no right, title or interest whatsoever in such amounts. Section 6.3 Royalty Reports; Notices; Correspondence. (a) Promptly (and in any event no later than five Business Days) following the receipt by Seller of (i) a Royalty Report, (ii) written notice from Purchaser that Purchaser has not received any particular Royalty Report or (iii) any material written notice or material written correspondence from the Licensee relating to, or involving or otherwise affecting, the Purchased

24 Receivables (including notices of any Royalty-Milestone Deductions), Seller shall furnish a copy of such Royalty Report or such notice or correspondence to Purchaser (it being understood and agreed that all information in such Royalty Reports or such notices or correspondence that does not relate to, involve or otherwise affect the Purchased Receivables may be redacted by Seller before furnishing copies thereof to Purchaser). (b) Except for the Closing Notice and notices and correspondence required to be given or made by Seller (i) under or in accordance with the License Agreement or (ii) by applicable Law, Seller shall not give any notice or correspondence to the Licensee relating to, or involving or otherwise affecting, the Purchased Receivables, in each case, without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed) unless the sending of such notice or correspondence would not reasonably be expected to result in a Seller Material Adverse Effect. (c) Seller shall, promptly (and in any event no later than two Business Days) following the giving thereof by Seller to the Licensee, provide to Purchaser any notice or correspondence given by Seller to the Licensee relating to, or involving or otherwise affecting, the Purchased Receivables (it being understood and agreed that all information in such notices or correspondence that does not relate to, involve or otherwise affect the Purchased Receivables may be redacted by Seller before furnishing copies thereof to Purchaser), except for any notice or correspondence that is immaterial in nature. (d) Seller shall use commercially reasonable efforts to respond to any reasonable inquiries of Purchaser relating to, or involving or otherwise affecting, the Purchased Receivables and shall promptly provide any additional development and commercialization information relating thereto (to the extent available to Seller and disclosable without violation of any confidentiality obligation owed by Seller to any other Person) reasonably requested by Purchaser.

***Certain Confidential Information Omitted 25 Section 6.4 Audits of the Licensee. (a) Consultation. Seller and Purchaser shall consult with each other regarding the timing, manner and conduct of any audit with respect to the Receivables pursuant to Section 7.4 of the License Agreement. (b) Audits. (i) At the written request of Purchaser, Seller shall cause an independent, certified public accountant to audit the books and records of the Licensee pursuant and subject to Section 7.4 of the License Agreement solely with respect to matters related to the Receivables. With respect to any such audit, Seller shall select such independent, certified public accountant as Purchaser shall recommend for such purpose (as long as such independent, certified public accountant is reasonably acceptable to Seller). Subject to the last sentence of this Section 6.4(b)(i), all of the costs and expenses of any such audit (including the fees and expenses of the independent, certified public accountant selected for such audit) that would otherwise be borne by Seller pursuant to the License Agreement shall instead be borne (as such costs and expenses are incurred) by Purchaser. Notwithstanding the foregoing, (A) any audit initiated at the request of Purchaser as described in this Section 6.4(b)(i) may include (to the extent not already included within the proposed scope of such audit) such additional matters as reasonably requested by Seller and subject to the terms of Section 7.4 of the License Agreement (such audit, a Seller Participated Audit ); provided that ([***]) the costs and expenses of a Seller Participated Audit that would otherwise be borne by Seller pursuant to the License Agreement shall instead be borne (as such costs and expenses are incurred) [***] by Seller and [***] by Purchaser [***]. (ii) If, following the completion of an audit described in Section 6.4(b)(i), the Licensee reimburses Seller for any of the costs and expenses of such audit pursuant to the sixth sentence of Section 7.4 of the License Agreement, Seller shall promptly (and in any event within five Business Days) following receipt by Seller of such reimbursement remit the amount of such reimbursement to Purchaser in proportion to the portion (if any) of such costs and expenses of such audit that was borne by Purchaser pursuant to Section 6.4(b)(i). (iii) Seller shall not initiate an audit under Section 7.4 of the License Agreement with respect to matters related to the Receivables (regardless of whether such audit also relates to other matters) without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed). Seller shall not initiate an audit under Section 7.4 of the License Agreement with respect to matters unrelated to the Receivables without providing at least ten Business Days prior written notice to Purchaser of such proposed audit. Subject to the last sentence of this Section 6.4(b)(iii), all of the costs and expenses of any audit initiated by Seller (including the fees and expenses of the independent, certified public accountant selected for such audit) shall be borne by Seller (if and as such expenses are incurred), and to the extent the Licensee reimburses any costs and expenses of any such audit (pursuant to the sixth sentence of Section 7.4 of the License Agreement) Seller shall be entitled to retain such reimbursement. Notwithstanding the foregoing, any audit initiated at the request of Seller as described in this Section 6.4(b)(iii) may include (to the extent not already included within the proposed scope of such audit) such additional matters solely related to the Receivables as reasonably requested by Purchaser and subject to the terms of Section 7.4 of the License Agreement (such audit, a Purchaser Participated Audit );

***Certain Confidential Information Omitted 26 provided that (A) the costs and expenses of a Purchaser Participated Audit that would otherwise be borne by Seller pursuant to the License Agreement shall instead be borne (as such costs and expenses are incurred) [***] by Seller and [***] by Purchaser (except as set forth in the immediately succeeding sentence) and (B) if, following the completion of a Purchaser Participated Audit, the Licensee reimburses Seller for any of the costs and expenses of such Purchaser Participated Audit pursuant to the sixth sentence of Section 7.4 of the License Agreement, Seller shall promptly (and in any event within five Business Days) following receipt by Seller of such reimbursement remit the amount of such reimbursement to Purchaser in proportion to the portion (if any) of such costs and expenses of such audit that was borne by Purchaser pursuant to this Section 6.4(b)(iii). [***]. Section 6.5 Amendment of License Agreement. Seller shall provide Purchaser a copy of the final version of any proposed amendment, supplement, modification or waiver (each, a Modification of any provision of the License Agreement that Seller proposes to execute as soon as practicable (and in any event not less than two Business Days) prior to the date Seller proposes to execute such Modification (it being understood and agreed that all economic terms in such proposed Modification that do not relate to, involve or otherwise affect the Purchased Receivables or the rights of Purchaser under the Transaction Documents or in respect of the Purchased Receivables may be redacted by Seller before furnishing a copy thereof to Purchaser). Seller shall not, without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed), execute or agree to execute any proposed Modification of the License Agreement if such Modification would reasonably be expected to adversely affect in any material respect the value of the Purchased Receivables or the rights of Purchaser under the Transaction Documents or in respect of the Purchased Receivables (it being understood and agreed that any proposed Modification to the provisions of the License Agreement governing the amount or calculation of the Purchased Receivables (including the Royalty-Milestone Deductions) or the procedures for payment of the Purchased Receivables shall be deemed, for purposes of this Section 6.5, to have such an effect). Promptly (and in any event within five Business Days) following receipt by Seller of a fully executed Modification of the License Agreement, Seller shall furnish a copy of such Modification to Purchaser. For the avoidance of doubt, any agreement (and any proposed agreement) between Seller and the Licensee regarding any method of calculating Net Sales allocable to the sale of Dostarlimab as part of a Combination Product (as referenced in the third- to-last paragraph of the definition of Net Sales in Section 1.30 of the License Agreement), shall be deemed to be a Modification (or a proposed Modification, respectively) to the License Agreement and shall be subject to this Section 6.5. Section 6.6 Enforcement of License Agreement. (a) . Promptly (and in any event within five Business Days) following a Responsible Employee of Seller becoming aware of (i) a breach of the License Agreement by the Licensee or (ii) the existence of facts, circumstances or events that could reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to a breach of the License Agreement by the Licensee that, in each case of clauses (i) and (ii),

***Certain Confidential Information Omitted 27 would reasonably be expected to result in a Seller Material Adverse Effect, Seller shall provide notice of such breach to Purchaser. (b) Enforcement of License Agreement. Seller and Purchaser shall consult with each other regarding any breach referred to in Section 6.6(a)(i) and as to the timing, manner and thereto. (i) Enforcement. Seller may, and if requested in writing by Purchaser within ten Business Days after receipt by Purchaser of notice of such breach pursuant to Section 6.6(a)(i), shall, proceed, in consultation with Purchaser, to (A) use commercially reasonable efforts to enforce compliance by the Licensee with the relevant provisions of the License Agreement with respect to any breach by the Licensee referred to in Section 6.6(a)(i) and (B) use commercially reasonable efforts to exercise such rights and remedies relating to any breach by the Licensee referred to in Section 6.6(a)(i) as shall be available to Seller, whether under the License Agreement or by operation of applicable Law. Seller shall not consent to entry of any judgment or enter into any compromise or settlement with respect to any enforcement of the License Agreement in respect of any breach referred to in Section 6.6(a)(i) without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed). (ii) Lead Counsel. In connection with any enforcement of the ction 6.6(a)(i), Seller shall select such lead counsel as is reasonably acceptable to Purchaser. (c) Allocation of Proceeds and Costs of Enforcement. The Proceeds of any reach by the Licensee referred to in Section 6.6(a)(i), after deduction (and reimbursement to Seller and retainers and advances required by) the applicable counsel selected pursuant to Section 6.6(b)(ii)) actually incurred by Seller or Purchaser in connection with such enforcement (other than costs and expenses incurred by Seller or Purchaser pursuant to the last sentence of this clause (c)) and not previously reimbursed to Seller or Purchaser, shall be allocated and paid [***]. All costs and required by) the applicable counsel selected pursuant to Section 6.6(b)(ii)) incurred by Seller in respect of any breach by the Licensee referred to in Section 6.6(a)(i) (other than costs and expenses incurred by Seller pursuant to the last sentence of this clause (c)), shall be borne (as such costs and expenses are incurred) [***] by Seller and [***] by Purchaser, and Purchaser shall promptly (and in any event within 30 days) upon request reimburse Seller for [***] portion of such costs and expenses. Nothing contained herein shall limit Seller or Purchaser from retaining, at its sole cost, separate outside counsel who shall be permitted, where reasonably practicable, to consult with the applicable lead counsel selected pursuant to Section 6.6(b)(ii) for such enforcement. Section 6.7 Termination of License Agreement. Promptly (and in any event within five Business Days) following a Responsible Employee of Seller becoming aware of the occurrence of any event that gives rise to a right on the part of Seller to terminate the License Agreement, any PD-1 Discovery Program

28 or any PD-1 Development Program pursuant to Section 14.2 or Section 15.7 of the License Agreement, Seller shall provide notice of such occurrence to Purchaser and consult with Purchaser in determining whet PD-1 Discovery Program or such PD-1 Development Program, as the case may be, pursuant to such sections of the License Agreement. In any event, Seller shall not, without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed), (i) exercise its right to terminate the License Agreement, the PD-1 Discovery Program or the PD-1 Development Program pursuant to the License Agreement, including pursuant to Section 14.2 or Section 15.7 thereof, or (ii) agree with the Licensee to terminate the License Agreement, the PD-1 Discovery Program or the PD-1 Development Program. Section 6.8 Approval of Assignments of License Agreement. (a) Promptly (and in any event within five Business Days) following receipt by Seller of a written request from the Licensee for consent to assign the License Agreement (in whole or in part), including pursuant to Section 15.3 of the License Agreement, Seller shall provide notice of such request to Purchaser. Seller and Purchaser shall consult with each other regarding whether to grant such consent. In any event, Seller shall not grant such consent, or withhold such consent, without the prior written consent of Purchaser (such consent of Purchaser not to be unreasonably withheld or delayed). Notwithstanding anything to the contrary contained in this Section 6.8, and for the avoidance of doubt, no consent of Purchaser shall be required in connection with any assignment by the Licensee pursuant to the second sentence of Section 15.3 of the License Agreement. (b) Seller may not assign the License Agreement (in whole or in part) without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed); provided that no such consent shall be required (i) in connection with any assignment, sale or ets any such assignment, sale or transfer, or any such delegation, would not reasonably be expected to result in a Seller Material Adverse Effect or (ii) in connection with an assignment of the License Agreement by Seller that does not require consent of the Licensee as described in the second sentence of Section 15.3 of the License Agreement as long as (x) a corresponding assignment by Seller of this Agreement occurs concurrently therewith in accordance with Section 8.4(b) and (y) a corresponding assignment by Seller of the Escrow Agreement occurs concurrently therewith in accordance with the provisions of the Escrow Agreement. (c) Promptly (and in any event no later than five Business Days) following by the Licensee or Seller (other than any assignment, sale, transfer or delegation that is described in clause (i) of the proviso to Section 6.8(b)), Seller shall furnish a copy of such assignment to Purchaser (subject to the redaction of any confidential terms that do not and would not reasonably be expected to adversely affect perform its obligations under the Transaction Documents, (ii) the validity or enforceability of the Transaction Documents against Seller, (iii) the rights of Purchaser under the Transaction Documents, (iv) the rights of Seller under the License Agreement that relate to, or involve or otherwise affect, the Purchased Receivables, or (v) the Purchased Receivables (including the value, timing, amount or duration thereof)).

Section 6.9 Prosecution and Maintenance of Specified AnaptysBio Patents. Seller shall, or shall ensure that the Licensee does, (i) Prosecute and Maintain each AnaptysBio Patent that claims the composition, manufacture or use of Dostarlimab (the "*Specified AnaptysBio Patents*"), (ii) cause all required prosecution and maintenance fees and like payments with respect to the Specified AnaptysBio Patents due and payable by or on behalf of Seller or the Licensee to be paid when due and (iii) not disclaim or abandon any of the Specified AnaptysBio Patents or fail to take any commercially reasonable action necessary to prevent the disclaimer or abandonment of any of the Specified AnaptysBio Patents, except, in each case of clauses (i), (ii) and (iii), where the failure to prosecute or maintain is commercially reasonable, where the failure to cause any such payments to be made is commercially reasonable, or where such disclaimer or abandonment is commercially reasonable; *provided*, *however*, in each case of clauses (i), (ii) and (iii), that any such failure, disclaimer or abandonment that would reasonably be expected to materially and adversely affect the Purchased Receivables would not be deemed commercially reasonable. All costs and expenses (including attorneys' fees and expenses) incurred by Seller in connection with the prosecution and maintenance of the Specified AnaptysBio Patents shall be borne by Seller. In the event that Seller is informed by the Licensee (or otherwise becomes aware) that the Licensee has decided to discontinue Prosecution and Maintenance of any AnaptysBio Patent, Seller (a) shall promptly, and in any event within five Business Days, after being so informed (or after otherwise becoming so aware), notify Purchaser and (b) shall continue to Prosecute and Maintain such AnaptysBio Patent in accordance with the terms of this Section 6.9.

Section 6.10 Prosecution and Maintenance of Specified Collaboration Patents. If Seller has the right pursuant to Section 9.2 of the License Agreement (or pursuant to Section 14.4(c)(iv), Section 14.4(d)(v) or Section 14.4(e)(iv) of the License Agreement) to Prosecute and Maintain any Collaboration Patent that covers the development, manufacture, composition, use, sale, offer for sale, importation or exportation of Dostarlimab (the "*Specified Collaboration Patents*"), then Seller shall (i) Prosecute and Maintain each of Specified Collaboration Patents, (ii) cause all required prosecution and maintenance fees and like payments with respect to the Specified Collaboration Patents due and payable by or on behalf of Seller or the Licensee to be paid when due and (iii) not disclaim or abandon any of the Specified Collaboration Patents or fail to take any commercially reasonable action necessary to prevent the disclaimer or abandonment of any of the Specified Collaboration Patents, except, in each case of clauses (i), (ii) and (iii), where the failure to prosecute or maintain is commercially reasonable, where the failure to cause any such payments to be made is commercially reasonable, or where such disclaimer or abandonment is commercially reasonable; *provided*, *however*, in each case of clauses (i), (ii) and (iii), that any such failure, disclaimer or abandonment that would reasonably be expected to materially and adversely affect the Purchased Receivables would not be deemed commercially reasonable. All costs and expenses (including attorneys' fees and expenses) incurred by Seller (but solely to the extent such costs and expenses are not required by the License Agreement to be reimbursed by the Licensee) in connection with the prosecution and maintenance of the Specified Collaboration Patents shall be borne by Seller. Notwithstanding the foregoing, Seller shall not have any obligation to Prosecute or Maintain those Collaboration Patents indicated on Schedule 4.11(a) as abandoned or to be abandoned.

29

Section 6.11 Enforcement of and Challenges to Specified AnaptysBio Patents.

(a) *Notice and Consultation*. In the event that Purchaser or a Responsible Employee of Seller becomes aware of (x) any suspected or actual infringement of any of the Specified AnaptysBio Patents ("*AB Infringement*") or (y) any declaratory judgment action or other legal proceeding alleging invalidity or noninfringement of any of the Specified AnaptysBio Patents (each, an "*AB Invalidity Claim*"), then promptly (and in any event within five Business Days) following Purchaser or such Responsible Employee of Seller, respectively, becoming aware of such AB Infringement or AB Invalidity Claim, Purchaser or Seller, respectively, shall inform the other party hereto of such AB Infringement or AB Invalidity Claim. Seller shall provide to Purchaser a copy of any written notice of any AB Infringement or AB Invalidity Claim delivered or received by Seller (other than any such notice provided by Purchaser) as soon as practicable (and in any event within five Business Days) following such delivery or receipt by Seller. Promptly following Seller's delivery or receipt of a notice of any AB Infringement or AB Invalidity Claim, Seller and Purchaser shall consult with each other with a view to determining the appropriate course of action to take with respect to such AB Infringement or AB Invalidity Claim.

(b) *Enforcement and Defense*. If Seller has the right pursuant to applicable Law to institute suit or other legal proceedings to enforce and/or defend any of the Specified AnaptysBio Patents in respect of any AB Infringement or to defend any of the Specified AnaptysBio Patents against any AB Invalidity Claim, then promptly (and in any event within five Business Days) following a Responsible Employee of Seller becoming aware of such right of Seller, Seller shall provide notice of such right to Purchaser. Seller may, and if requested in writing by Purchaser within (i) ten Business Days after receipt by Purchaser of notice of such right pursuant to the first sentence of this Section 6.11(b) or (ii) five Business Days before the time limit, if any, set forth in the applicable Law for the filing of suit or other legal proceeding with respect to such enforcement or defense, whichever comes first, shall, proceed, in consultation with Purchaser, (A) in the case of AB Infringement, to institute such a suit or other legal proceeding and to use commercially reasonable efforts to enforce and/or defend the Specified AnaptysBio Patents, and to exercise such rights and remedies, relating to such AB Infringement as shall be available to Seller under applicable Law, or (B) in the case of an AB Invalidity Claim, to use commercially reasonable efforts to defend the Specified AnaptysBio Patents against such AB Invalidity Claim. In connection with any such enforcement or defense of the Specified AnaptysBio Patents, Seller shall employ such counsel as Seller determines for such purpose (as long as such counsel is reasonably acceptable to Purchaser).

(c) *Allocation of Proceeds and Costs of Enforcement and Defense*. The Proceeds of any enforcement or defense of any of the Specified AnaptysBio Patents by Seller pursuant to this Section 6.11, after deduction (and reimbursement to Seller and Purchaser) of all costs and expenses (including attorneys' fees and expenses in relation to (and retainers and advances required by) the applicable counsel selected pursuant to Section 6.11(b)) actually incurred by Seller or Purchaser in connection with such enforcement or defense (other than costs

30

and expenses incurred by Seller or Purchaser pursuant to the last sentence of this clause (c)) and not previously reimbursed to Seller or Purchaser, shall be allocated and paid [***]. All costs and expenses (including attorneys' fees and expenses in relation to (and retainers and advances required by) the applicable counsel selected pursuant to Section 6.11(b)) incurred by Seller in connection with any enforcement or defense of any of the Specified AnaptysBio Patents by Seller pursuant to this Section 6.11 (other than costs and expenses incurred by Seller pursuant to the last sentence of this clause (c)), shall be borne (as such costs and expenses are incurred) [***] by Seller and [***] by Purchaser, and Purchaser shall promptly upon request reimburse Seller for Purchaser's [***] portion of such costs and expenses. Nothing contained herein shall limit Seller or Purchaser from retaining, at its sole cost, separate outside counsel who shall be permitted, where reasonably practicable, to consult with the applicable lead counsel selected pursuant to Section 6.11(b) for such enforcement or defense.

Section 6.12 Enforcement of and Challenges to Specified Collaboration Patents.

(a) *Notice*. In the event that Purchaser or a Responsible Employee of Seller becomes aware of (x) any suspected or actual infringement of any of the Specified Collaboration Patents ("*CP Infringement*") or (y) any declaratory judgment action or other legal proceeding alleging invalidity or noninfringement of any of the Specified Collaboration Patents (each, a "*CP Invalidity Claim*"), then promptly (and in any event within five Business Days) following Purchaser or such Responsible Employee of Seller, respectively, becoming aware of such CP Infringement or CP Invalidity Claim, Purchaser or Seller, respectively, shall inform the other party hereto of such CP Infringement or CP Invalidity Claim. Seller shall provide to Purchaser a copy of any written notice of any CP Infringement or CP Invalidity Claim delivered or received by Seller (other than any such notice provided by Purchaser) as soon as practicable (and in any event within five Business Days) following such delivery or receipt by Seller. Seller shall notify the Licensee of CP Infringement in accordance with Section 9.3(a) of the License Agreement.

(b) *Consultation*.

(i) *CP Infringement*. Promptly following Seller's delivery to the Licensee of a notice of any CP Infringement in accordance with Section 9.3(a) of the License Agreement, Seller and Purchaser shall consult with each other with a view to determining the appropriate course of action to take with respect to such CP Infringement, it being understood that the Licensee has the first right to take action with respect to such CP Infringement under the terms of Section 9.3 of the License Agreement. Seller shall convey the collective views of Seller and Purchaser regarding such CP Infringement to the Licensee. If Seller shall have a consent right pursuant to the last sentence of Section 9.3(c) of the License Agreement with respect to such CP Infringement, Seller shall not grant such consent without first obtaining the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed).

(ii) *CP Invalidity Claim*. Promptly following Seller's delivery or receipt of a notice of any CP Invalidity Claim, Seller and Purchaser shall consult with each other with a view to determining the appropriate course of action to take with respect to such CP Invalidity Claim.

(c) *Enforcement and Defense*.

*****Certain Confidential Information Omitted**

31

32 (i) CP Infringement. If Seller has the right pursuant to Section 9.3 of the License Agreement (or pursuant to Section 14.4(c)(iv), Section 14.4(d)(v) or Section 14.4(e)(iv) of the License Agreement) and applicable Law to institute suit or other legal proceedings to enforce and/or defend any of the Specified Collaboration Patents in respect of any CP Infringement, then promptly (and in any event within five Business Days) following a Responsible Employee of Seller becoming aware of such right of Seller, Seller shall provide notice of such right to Purchaser. Seller may, and if requested in writing by Purchaser within (A) ten Business Days after receipt by Purchaser of notice of such right pursuant to the first sentence of this Section 6.12(c)(i) or (B) five Business Days before the time limit, if any, set forth in the applicable Law for the filing of suit or other legal proceeding with respect to such enforcement or defense, whichever comes first, shall, proceed, in consultation with Purchaser, to institute such a suit or other legal proceeding and to use commercially reasonable efforts to enforce and/or defend the Specified Collaboration Patents, and to exercise such rights and remedies, relating to such CP Infringement as shall be available to Seller under applicable Law, but, in each case, subject to the terms and conditions of the License Agreement (including Section 9.3 thereof). In connection with any such enforcement or defense of the Specified Collaboration Patents, Seller shall employ such counsel as Seller determines for such purpose (as long as such counsel is reasonably acceptable to Purchaser). (ii) CP Invalidity Claim. If Seller has the right pursuant to applicable Law to institute suit or other legal proceedings to defend any of the Specified Collaboration Patents against any CP Invalidity Claim, then promptly (and in any event within five Business Days) following a Responsible Employee of Seller becoming aware of such right of Seller, Seller shall provide notice of such right to Purchaser. Seller may, and if requested in writing by Purchaser within (A) ten Business Days after receipt by Purchaser of notice of such right pursuant to the first sentence of this Section 6.12(c)(ii) or (B) five Business Days before the time limit, if any, set forth in the applicable Law for the filing of suit or other legal proceeding with respect to such enforcement or defense, whichever comes first, shall, proceed, in consultation with Purchaser, to use commercially reasonable efforts to defend the Specified Collaboration Patents against such CP Invalidity Claim. In connection with any such defense of the Specified Collaboration Patents, Seller shall employ such counsel as Seller determines for such purpose (as long as such counsel is reasonably acceptable to Purchaser). (d) Allocation of Proceeds and Costs of Enforcement and Defense. (i) CP Infringement. The Proceeds of any enforcement or defense of any of the Specified Collaboration Patents in respect of any CP Infringement (x) by Seller pursuant to this Section 6.12 and Section 9.3 (or Section 14.4(c)(iv), Section 14.4(d)(v) or Section 14.4(e)(iv)) of the License Agreement or (y) by the Licensee pursuant to Section 9.3 (or Section 14.4(f)(iv)) of the License Agreement, in each case of the immediately foregoing clauses (x) and (y), after deduction (and reimbursement to Seller and Purchaser (and to the Licensee, if applicable under the terms and conditions of the License Agreement)) of all costs and expenses (including counsel selected pursuant to Section 6.12(c)(i)) actually incurred by Seller or Purchaser (or the Licensee, if applicable under the terms and conditions of the License Agreement) in connection

***Certain Confidential Information Omitted 33 with such enforcement or defense (other than costs and expenses incurred by Seller or Purchaser pursuant to the last sentence of this clause (d)(i)) and not previously reimbursed to Seller or Purchaser (or the Licensee, if applicable under the terms and conditions of the License Agreement) shall be allocated and paid [***]. All costs and expenses (inclu in relation to (and retainers and advances required by) the applicable counsel selected pursuant to Section 6.12(c)(i)) incurred by Seller in connection with any enforcement or defense of any of the Specified Collaboration Patents in respect of any CP Infringement by Seller or by the Licensee as contemplated by this Section 6.12 and Section 9.3 (or Section 14.4(c)(iv), Section 14.4(d)(v) or Section 14.4(e)(iv)) of the License Agreement (other than costs and expenses incurred by Seller pursuant to the last sentence of this clause (d)(i)), shall be borne (as such costs and expenses are incurred) [***] by Seller and [***] by Purchaser, and Purchaser shall promptly upon request [***] portion of such costs and expenses. Nothing contained herein shall limit Seller or Purchaser from retaining, at its sole cost, separate outside counsel who shall be permitted, where reasonably practicable, to consult with the applicable lead counsel selected pursuant to Section 6.12(c)(i) for such enforcement or defense. (ii) CP Invalidity Claim. The Proceeds of any defense of any of the Specified Collaboration Patents against any CP Invalidity Claim by Seller pursuant to this Section 6.12, after deduction (and reimbursement to Seller and Purchaser) of all costs and expenses applicable counsel selected pursuant to Section 6.12(c)(ii)) actually incurred by Seller or Purchaser in connection with such defense (other than costs and expenses incurred by Seller or Purchaser pursuant to the last sentence of this clause (d)(ii)) and not previously reimbursed to Seller or Purchaser, shall be allocated and paid [***]. All costs and ex expenses in relation to (and retainers and advances required by) the applicable counsel selected pursuant to Section 6.12(c)(ii)) incurred by Seller in connection with any defense of any of the Specified Collaboration Patents against any CP Invalidity Claim by Seller or the Licensee, if applicable, as contemplated by this Section 6.12 (other than costs and expenses incurred by Seller pursuant to the last sentence of this clause (d)(ii)), shall be borne (as such costs and expenses are incurred) [***] by Seller and [***] by Purchaser, and Purchaser shall promptly upon request [***] portion of such costs and expenses. Nothing contained herein shall limit Seller or Purchaser from retaining, at its sole cost, separate outside counsel who shall be permitted, where reasonably practicable, to consult with the applicable lead counsel selected pursuant to Section 6.12(c)(ii) for such defense. Section 6.13 Confidentiality. (a) Confidentiality. Purchaser shall keep confidential and not disclose to any potential co-investors and the Representatives thereof), and shall cause its Affiliates and its and its , and its actual and potential co-investors and the Representatives thereof, to keep confidential and not disclose to any Person (other than and its and its Af actual and potential co-investors and the Representatives thereof), any Confidential Information (as defined below). Purchaser agrees to promptly notify Seller of any disclosure of Confidential Information to any of Affiliates or actual or potential co-investors. Purchaser hereby notifies Seller that Purchaser has disclosed Confidential Information to Sagard Healthcare Royalty Partners II DAC

***Certain Confidential Information Omitted 34 and to the following Affiliates of Sagard Healthcare Royalty Partners II DAC: Sagard Healthcare Royalty Partners II ICAV and [***]. Purchaser shall, and shall cause its Affiliates and its and its , -investors and the Representatives thereof, to, keep confidential and not disclose Confidential Information to any Person (other than to the extent described in Section 6.13(c), with in such Section 6.13(c) (other than being deemed to also include a reference to actual and potential co-investors), and to, use the Confidential Information solely in connection with the evaluation, administration and enforcement of the Transaction Documents, including in connection with the performance, exercise and enforcement of rights under the Transaction Documents and the transactions contemplated thereby. The foregoing obligations shall continue until the later of (x) the first anniversary of the effective date of termination of this Agreement pursuant to Section 8.13 and (y) the date of expiration of the last Relevant Obligations confidentiality obligations of Seller under the License Agreement. Notwithstanding anything to the contrary herein, Seller acknowledges that nothing in this Agreement shall (A) restrict the ability of Purchaser, its Affiliates, its actual and potential co-investors, or its or their respective Representatives to initiate, evaluate and consummate investments in and transactions with various companies in the ordinary course of their respective businesses; provided, that none of the Confidential Information is disclosed or used in connection with the initiation, evaluation or consummation of such investments or transactions, or (B) bind Power Corporation of Canada or any Person that is Controlled by Power Corporation of Canada unless Power Corporation of Canada or such Person receives Confidential Information. (b) Confidential Information Confidential Information all information (whether written or oral, or in electronic or other form) furnished or made available on or after the date of the Confidentiality Agreement (as defined below) by or on behalf of Seller, Aff concerning, or relating in any way, directly or indirectly, to Seller or its products or intellectual property, the License Agreement or the Receivables, including (i) this Agreement and the License Agreement, (ii) any Royalty Reports, any Modifications and any assignments, notices, requests, correspondence or other information furnished pursuant to this Agreement (including this Article VI), and (iii) any intellectual property involving or relating in any way, directly or indirectly, to the Receivables or the compounds, biological materials or Confidential Information informati accordance herewith or in accordance with the Confidentiality Agreement (as defined below), as evidenced by its written records or other competent evidence; (B) was or becomes generally available to the public (other than as a result of a disclosure by Purchaser, its Affiliates or its or its becomes known to Purchaser, it - Representatives (and without any breach of this Agreement or the Confidentiality Agreement by Pur or other competent evidence; provided, that such source, to the knowledge of Purchaser, had the right to disclose such information to Purchaser, its Affi Representatives, as the case may be (without breaching any legal, contractual or fiduciary

***Certain Confidential Information Omitted 35 obligation to Seller or any of its Affiliates); or (D) is or has been independently developed by Purchaser, its Affiliates or its or to the Confidential Information, as evidenced by its written records or other competent evidence. (c) Permitted Disclosures. In the event that Purchaser or its Affiliates or any of its authority or required by applicable Law, regulation or legal process (including the regulations of a stock exchange or Governmental Entity or regulatory authority or the order or ruling of a court, administrative agency or other Governmental Entity or regulatory body of competent jurisdiction) to disclose any Confidential Information, Purchaser shall promptly, to the extent permitted by Law, notify Seller in writing of such request or requirement so that Seller may seek an appropriate protective order or other appropriate remedy (and if Seller seeks such an order or other remedy, Seller shall reasonably request). If no such protective order or other remedy is obtained and counsel (which may include their respective internal counsel), required to disclose Confidential shall only disclose that portion of the Confidential Information that their respective counsel advises that obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, Purchaser will not oppose action by Seller to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. Notwithstanding the foregoing, notice to Seller shall not be required where disclosure is made (i) in response to a request or requirement by a Governmental Entity or regulatory authority having competent jurisdiction over Purchaser, a routine examination by a regulatory examiner, where in each case such request, requirement or examination does not expressly reference Seller, its Affiliates, the Receivables or this Agreement, except that, to the extent permitted under applicable Law, Purchaser will notify Seller that disclosure of Confidential Information may have been made in connection with such response or examination. (d) Financial Statements. Notwithstanding anything herein to the contrary, Purchaser may (i) include disclosure of (A) the Purchase Price, (B) the amount and nature of the Purchased Receivables, (C) the anticipated timing of the occurrence of the Threshold Time, (D) [***] (E) Se in the footnotes to d quarterly financial statements, provided that Purchaser shall provide such proposed disclosure (but shall not be required to provide any other part of such financial statements) to Seller reasonably in advance of making such disclosure and will comply wi protection of Confidential Information (it being understood and agreed that such a disclosure that be included in to Seller for comment), or (ii) providing copies of such audited annual and unaudited quarterly

36 t or indirect beneficial owners, as long as such lenders or beneficial owners have agreed to be bound by the provisions of this Section 6.13 or are otherwise subject to reasonable restrictions of confidentiality. (e) Termination of Confidentiality Agreement. Effective upon the date hereof, the Confidential Disclosure and Non-Use Agreement, dated as of January 20, 2021 (the Confidentiality Agreement force or effect, and shall be superseded by the provisions of this Section 6.13. (f) Specific Enforcement. Purchaser acknowledges and agrees that remedies at law may not be adequate to protect Seller against any actual or threatened breach of this Section 6.13 by Purc anything to the contrary herein, Seller shall be entitled to seek from any New York Courts (as defined below) specific performance and temporary and permanent injunctive relief or other equitable relief as a remedy for any such actual or threatened breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section 6.13 but shall be in addition to all other rights and remedies available at law or equity to Seller. Section 6.14 Public Announcements; Use of Names. (a) Neither party hereto shall, and each party hereto shall instruct its Affiliates to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Agreement or the subject matter hereof without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable Law (in which case the party hereto required by applicable Law to issue or make the press release, public announcement or other public disclosure shall allow the other party hereto reasonable time to comment on such press release, public announcement or other public disclosure in advance of the issuance or making thereof). Notwithstanding the foregoing, Seller and Purchaser hereby agree that press releases relating to the consummation of the transactions contemplated by this Agreement in forms to be agreed by Purchaser and Seller may be issued by Seller and Purchaser individually following the Closing Specified Press Releases Notwithstanding the foregoing, any party hereto may, without the consent of the other party hereto, make public disclosures of any information with respect to this Agreement or the subject matter hereof which is the same as the information that has already been publicly disclosed by such party, or the other party hereto, in the Specified Press Releases or otherwise in compliance with the foregoing provisions of this Section 6.14(a). (b) Except as contemplated by the last sentence of Section 6.14(a), Purchaser directors, officers, employees or agents in any advertising, press releases, sales literature or other promotional materials to be disseminated to any Person other than to (i) Purchaser, its Affiliates potential transferees of Purchaser. (c) Notwithstanding anything herein to the contrary, Seller may, without the consent of Purchaser, disclose (i) the Purchase Price, (ii) the amount and nature of the Purchased

***Certain Confidential Information Omitted 37 Receivables, (iii) the anticipated timing of the occurrence of the Threshold Time, (iv) [***] and (v) r under this Agreement periodic reports and financial statements, provided that Seller shall provide such proposed disclosure (but shall not be required to provide any other part of such reports or financial statements) to Purchaser reasonably in advance of making such disclosure and will comply with his Section period reports and financial statements without needing to provide it again to Purchaser for comment). Section 6.15 Taxes. Purchaser agrees (i) to notify Seller promptly in writing if (A) an Applicable Withholding Exemption Certificate or other tax form previously delivered pursuant to this Agreement becomes obsolete or ceases to be true and correct, or (B) Purchaser is no longer legally permitted to furnish such Applicable Withholding Exemption Certificate or other tax form to Seller, and (ii) to the extent Purchaser is legally permitted to do so, to provide to Seller any additional tax forms or information relating to any Applicable Withholding Exemption Certificate upon reasonable request by Seller or promptly upon any Applicable Withholding Exemption Certificate or other tax form previously delivered pursuant to this Agreement becoming obsolete. Seller shall be entitled to deduct (or cause to be deducted) from any amount payable under the Transaction Documents (but for this sentence) to Purchaser any income or other tax that Seller determines that it is required to withhold with respect to such amount payable to Purchaser under this Agreement prior to remittance to Purchaser; provided that Seller will not withhold or deduct any amount of United States federal withholding tax so long as Purchaser has delivered an Applicable Withholding Exemption Certificate to Seller and has not delivered notice (and is not reasonably required to deliver notice) to Seller pursuant to clause (i) of this Section 6.15, unless Seller has reasonably determined that such withholding and deduction is required as a result of an applicable tax Law effective after the Closing Date. Seller shall timely remit (or cause to be timely remitted) any amount withheld or deducted pursuant to this Section 6.15 to the relevant taxing authority, and any amount so remitted shall be treated as paid hereunder to Purchaser. Seller shall use commercially reasonable efforts to give or cause to be given to Purchaser such assistance and such information concerning the reasons for deduction as may be reasonably necessary to enable Purchaser to claim exemption therefrom, or credit therefor, and, in each case, shall furnish Purchaser with proper evidence of the taxes withheld and remitted to the relevant taxing authority. Any amounts deducted and withheld by the Licensee or the Escrow Agent with respect to the Third-Party Withholding ving been paid to Purchaser pursuant to this Agreement and shall not constitute a liability or obligation of the Seller; with respect to any withholding taxes or Third-Party Withholding (except as specifically described in Section 6.2(c)). Section 6.16 Further Actions. From and after the Closing, each of Purchaser and Seller shall execute and deliver such additional documents (including the Specified Financing Statements, the other financing statements referred to in Section 2.4 and, in each case, continuation statements in respect thereof), certificates, agreements and other writings and take such other actions as may be reasonably necessary or

38 appropriate to carry out all of the provisions of this Agreement and to give full effect to and consummate the transactions contemplated by this Agreement. Section 6.17 Reasonable Efforts and Judgment. It is understood ny covenant that specifically references such term in this Article VI, Seller shall be deemed to be acting or making a judgment in a commercially reasonable manner if Seller would reasonably be expected to act in the same manner if Seller had the sole right, title and interest in and to the Purchased Receivables and the Proceeds. Section 6.18 Purchaser Consent Rights. It is understood and agreed that, in determining whether Purchaser would be reasonable in withholding its consent to a proposed action pursuant to Article VI, Purchaser shall be deemed to be acting reasonably in withholding its consent if (a) Purchaser would reasonably be expected to suffer adverse economic consequences as a result of the action to which its consent is sought and (b) Purchaser shall not be provided with reasonable compensation in respect thereof. Section 6.19 Sublicensee Direct License. If, on or after the effective date of termination of the License Agreement, or on or after the effective date of termination or discontinuance (or reversion to Seller) of the PD-1 Discovery Program or the PD-1 Development Program, as the case may be, one or more Sublicensee Direct Licenses is assigned to Seller under Section 14.4(c)(v), under this Agreement in respect of the License Agreement shall, from and after the effective date of such termination of the License Agreement, or from and after the effective date of such termination or discontinuance (or reversion to Seller) of the PD-1 Discovery Program or the PD-1 Development Program, as the case may be, apply in respect of each such Sublicensee Direct License, mutatis mutandis, as appropriately adjusted for the terms of each such Sublicensee Direct License. As soon as practicable following the effective date of such assignment of the Sublicensee Direct Licenses, (a) Purchaser and Seller shall cooperate with one another to make mutually agreed amendments to this Agreement and to the Bill of Sale and Assignment (and shall cooperate with one another and with the Escrow Agent to make mutually agreed amendments to the Escrow Agreement) that give effect to the immediately preceding sentence and (b) Seller shall deliver to each licensee under each Sublicensee Direct License an instruction letter (in form and substance satisfactory to Purchaser) directing such licensee to pay all amounts due under such Sublicensee Direct License in respect of Dostarlimab (including all royalty payments and milestone payments in respect of Dostarlimab) to the Escrow Account (as defined in the Escrow Agreement). Section 6.20 New Arrangement. In the event (a) the License Agreement, the PD-1 Discovery Program or the PD-1 Development Program is terminated by Seller pursuant to Section 14.2 of the License Agreement, (b) the License Agreement is terminated by the Licensee pursuant to Section 14.3 of the License Agreement or (c) the PD-1 Discovery Program or the PD-1 Development Program is discontinued by the Licensee (or otherwise reverts to Seller) pursuant to Section 8.2 of the License Agreement, then (x) Seller and Purchaser shall discuss in good faith and mutually agree upon the terms and conditions of, and (y) Seller shall use commercially reasonable efforts to negotiate and enter into (unless Purchaser and Seller agree otherwise), one or more licenses of the relevant Specified Collaboration Patents and Specified AnaptysBio Patents, but in each case only to the extent consistent with and not in violation of the rights and obligations of

39 New Arrangement promptly (and in any event within five Business Days) after execution thereof by each party rights and obligations under this Agreement in respect of the License Agreement shall also apply in respect of such New Arrangement, mutatis mutandis, as appropriately adjusted for the terms of the New Arrangement. As soon as practicable following the execution of a New Arrangement by each party thereto, (a) Purchaser and Seller shall cooperate with one another to make mutually agreed amendments to this Agreement and to the Bill of Sale and Assignment (and shall cooperate with one another and with the Escrow Agent to make mutually agreed amendments to the Escrow Agreement) that give effect to the immediately preceding sentence and (b) Seller shall deliver to the licensee under such New Arrangement an instruction letter (in form and substance satisfactory to Purchaser) directing such licensee to pay all amounts due under such New Arrangement in respect of Dostarlimab (including all royalty payments and milestone payments in respect of Dostarlimab) to the Escrow Account (as defined in the Escrow Agreement). Section 6.21 Seller Actions. Seller shall not enter into any Contract (including any Modification to the Settlement Agreement), whether written or oral, or exercise any of its rights under the License Agreement (or under the Settlement Agreement) in any manner, that would reasonably be expected to result in a Seller Material Adverse Effect. Section 6.22 Change of Name, Jurisdiction, Etc. Seller shall not, except upon not less organization or corporate structure, At the request of Purchaser, Seller agrees to promptly provide Purchaser with certified copies of its organizational documents reflecting any of the changes described in this Section 6.22. Section 6.23 Licensee Directions. After the Closing and the delivery of the Closing Notice any directions to the Licensee regarding payment of any amount due under the License Agreement in respect of Dostarlimab (including all royalty payments and milestone payments in respect of Dostarlimab). ARTICLE VII INDEMNIFICATION Section 7.1 Obligation of Parties to Indemnify.

***Certain Confidential Information Omitted 40 (a) Indemnification by Seller. Subject to the limitations set forth in this Article VII, from and after the date hereof, Seller shall indemnify Purchaser against any and all losses, (collective Losses ) incurred by Purchaser or its Affiliates or its or their respective directors, Purchaser Indemnified Party ), to the extent arising or resulting from any of the following: (i) any breach of any representation or warranty made by Seller in this Agreement; (ii) any breach of any covenant or agreement of Seller contained in any of the Transaction Documents; and (iii) [***]. (b) Indemnification by Purchaser. Subject to the limitations set forth in this Article VII, from and after the date hereof, Purchaser shall indemnify Seller against any and all Losses incurred by Seller or its Affiliates or its or their respective directors, officers, employees or Seller Indemnified Party following: (i) any breach of any representation or warranty made by Purchaser in this Agreement; and (ii) any breach of any covenant or agreement of Purchaser contained in any of the Transaction Documents. Section 7.2 Procedures Relating to Indemnification for Third Party Claims. (a) Notice of Third Party Claim Indemnified Party to be entitled to any indemnification under this Article VII in respect of Losses arising out of or involving a claim or demand made by any Person other than Purchaser or Seller against a Purchaser Indemnified Party or a S Third Party Claim Indemnified Party must, promptly after its receipt of notice of the commencement of such Third Party Claim, notify the party from whom indemnification is sought under this Article VII (the Indemnifying Party Party Claim, including damages sought or estimated, to the extent actually known or reasonably capable of estimation by the Indemnified Party); provided, however, that the failure to promptly provide such notice shall not affect the indemnification provided under this Article VII except to the extent that the Indemnifying Party has been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly after the Indemnified Indemnified Party relating to such Third Party Claim. (b) Defense of Third Party Claims. The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, if it so chooses, to assume the defense thereof, at its own expense, with counsel selected by the Indemnifying Party; provided, that such counsel is not reasonably objected to by the Indemnified Party. If the Indemnifying Party elects

41 to assume the defense of any Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except that, if the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Claim, the Indemnified Party may hire its own separate counsel (provided that such counsel is not reasonably objected to by the Indemnifying Party) with respect to such Third Party Claim and the related action or suit, and the reasonable fees and expenses of such counsel shall be considered Losses for purposes of this Agreement. If the Indemnifying Party elects to assume the defense of any Third Party Claim, the Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of such Third Party Claim through counsel chosen by the Indemnified Party, provided that such counsel is not reasonably objected to by the Indemnifying Party and, except in the circumstances described in the immediately preceding sentence, the fees and expenses of such counsel shall be borne by the Indemnified Party. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party in the defense of a Third Party Claim (which shall all be considered Losses for purposes of this Agreement) for any period during which the Indemnifying Party has not assumed the defense thereof (other than during the period prior to the time the Indemnified Party shall have notified the Indemnifying Party of such Third Party Claim). (c) Cooperation. The parties hereto shall cooperate in the defense or prosecution of any Third Party Claim, with such cooperation to include (i) the retention of and the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim and (ii) the making available of employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability (if any) in connection with such Third Party Claim and which does not involve any non-monetary penalties and releases the Indemnified Party completely and unconditionally in connection with such Third Party Claim. Regardless of whether the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not be entitled to be indemnified or held harmless pursuant to this Article VII if the Indemnified Party shall settle such Third Party Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed). Section 7.3 Procedures Relating to Indemnification for Other Claims. In order for an Indemnified Party to be entitled to any indemnification under this Article VII in respect of Losses that do not arise out of or involve a Third Party Claim, the Indemnified Party must notify the Indemnifying Party promptly in writing (including in such notice a brief description of the claim for indemnification and the Loss, including damages sought or estimated, to the extent actually known or reasonably capable of estimation by the Indemnified Party); provided, however, that the failure to promptly provide such notice of a Loss shall not affect the indemnification

***Certain Confidential Information Omitted 42 provided under this Article VII except to the extent that the Indemnifying Party has been actually prejudiced as a result of such failure. Section 7.4 Limitations on Indemnification. (a) Seller. Notwithstanding anything in this Agreement to the contrary, Seller shall not have any liability: (i) under clause (i) of Section 7.1(a) unless the aggregate liability for all Losses suffered by the Purchaser Indemnified Parties thereunder exceeds [***], and then only to the extent of such excess; or (ii) under clause (i) of Section 7.1(a), on any day on which such indemnity claim under clause (i) of Section 7.1(a) is paid by Seller, in excess of the Cap Amount (as defined below) for such day (provided, however, that in the case of any Loss incurred by a Purchaser Indemnified Party as a result of any breach or inaccuracy of any of the Fundamental Representations, the aggregate amount of such Loss for which Seller shall be liable hereunder pursuant to clause (i) of Section 7.1(a) [***] Cap Amount indemnity claim under clause (i) of Section 7.1(a) is paid by Seller, the excess of [***]. (b) Purchaser. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not have any liability: (i) under clause (i) of Section 7.1(b) unless the aggregate liability for all Losses suffered by the Seller Indemnified Parties thereunder exceeds [***], and then only to the extent of such excess; or (ii) under clause (i) of Section 7.1(b) in excess of [***]. Section 7.5 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing solely for purposes of Section 7.1 and shall terminate [***]. No party hereto shall have any liability or obligation of any nature with respect to any representation or warranty after the expiration of the survival period applicable to such representation or warranty, unless the other party hereto shall have delivered a notice to such party, pursuant to Section 7.2(a) or Section 7.3, claiming such a liability or obligation under Section 7.1, prior to such expiration. Section 7.6 Exclusive Remedy. Except as set forth in Sections 6.13 and 8.14, the parties hereto acknowledge and agree that, from and after the date hereof, this Article VII (including any matter or claim arising out of, relating to or in connection with any of the Transaction Documents or any of the transactions contemplated thereby, except that any such claim or matter based upon common law fraud or willful breach of covenant shall not be subject to or limited by this Article VII. Section 7.7 Limitations on Damages. Notwithstanding anything to the contrary in this Agreement or any of the other Transaction Documents, except for damages paid or payable to any Person other than Purchaser or Seller by an Indemnified Party for which the Indemnified Party is

43 entitled to indemnification from the Indemnifying Party hereunder, in no event shall either party hereto be liable (including under Section 7.1) for any (i) special, indirect, incidental, exemplary, punitive, multiple or consequential damages, or (ii) loss of use, business interruption, loss of any contract or other business opportunity or good will, in each case of clauses (i) and (ii), of the other party hereto, whether or not caused by or resulting from the actions of such party or the breach of its covenants, agreements, representations or warranties under any of the Transaction Documents and whether in contract, tort or breach of statutory duty or otherwise, even if such party has been advised of the possibility of such damages. ARTICLE VIII MISCELLANEOUS Section 8.1 Headings. The captions to the Articles, Sections and subsections hereof are not a part of this Agreement but are for convenience only and shall not be deemed to limit or otherwise affect the construction of the provisions of this Agreement. Section 8.2 Notices. All notices and other communications under this Agreement to a party hereto shall be in writing and shall be sent by email with PDF attachment, an internationally recognized courier or personal delivery to the following address of such party (and, solely in the case of Section 2.5(c) and Section 6.2(d), orally by telephone at the following telephone number of Seller), or to such other address (or such other telephone number, as applicable) as shall be designated from time to time by such party in accordance with this Section 8.2: If to: Address: With copies to (which shall not constitute service of process): Seller AnaptysBio, Inc. 10770 Wateridge Circle Suite 210 San Diego, CA 92121-5801 Attention: Hamza Suria, President and CEO Email: hsuria@anaptysbio.com Telephone: (858) 362-6295 Steven M. Przesmicki Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 Email: przes@cooley.com Telephone: (858) 550-6070 Purchaser Maples Corporate Services Limited PO Box 309 Ugland House, Grand Cayman Sagard Holdings Manager LP 161 Bay Street Suite 5000

***Certain Confidential Information Omitted 44 If to: Address: With copies to (which shall not constitute service of process): KY1-1104, Cayman Islands Email: legalteam@sagardholdings.com macnaughtan@sagardholdings.com Toronto, Ontario M5J 2S1 Canada Attention: Sacha Haque, General Counsel, Chief Compliance Officer & Secretary; David MacNaughtan, Partner Email: legalteam@sagardholdings.com macnaughtan@sagardholdings.com All notices and communications under this Agreement shall be effective upon receipt by the addressee. Notwithstanding anything to the contrary in this Section 8.2, (i) all notices and communications under Sections 7.2(a) and 7.3 shall be sent by an internationally recognized courier or by personal delivery and (ii) all service of legal process shall be sent by an internationally recognized courier, by personal delivery or in any other manner permitted by applicable Law. Section 8.3 Expenses. Other than the fees, costs and expenses of the Escrow Agent, all fees, costs and expenses (including any legal, accounting, financial advisory and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and to consummate the transactions contemplated thereby shall be paid by the party hereto incurring such fees, costs and expenses. The fees, costs and expenses of the Escrow Agent shall be borne in the manner specified in the Escrow Agreement. Section 8.4 Assignment. (a) By Purchaser Receivables) may be assigned, delegated or otherwise transferred, in whole or in part, by operation of Law, merger, change of control, or otherwise, by Purchaser without the prior written consent of Seller (such consent not to be unreasonably withheld or delayed), and any such purported assignment, delegation or transfer without such consent shall be void ab initio and of no effect; provided, however, that Purchaser may [***], Seller, but without the prior written consent of Seller, assign, delegate or otherwise transfer this Agreement (in whole or in hereunder (i) in connection with any financing transaction (including, without limitation, any securitization transaction), (ii) to an Affiliate of Purchaser, (iii) to any partner or other investor in Purchaser (or to any Affiliate of such a partner or investor), (iv) to a fund that is managed by the General Partner of Purchaser or by an Affiliate of such General Partner or (v) to a fund that is advised by the same investment advisor that advises Purchaser or by an Affiliate of such investment advisor.

45 (b) By Seller obligations hereunder may be assigned, delegated or otherwise transferred, in whole or in part, by operation of Law, merger, change of control, or otherwise, by Seller without the prior written consent of Purchaser (such consent not to be unreasonably withheld or delayed), and any such purported assignment, delegation or transfer without such consent shall be void ab initio and of no effect; provided, however Purchaser, but without the prior written consent of Purchaser, assign this Agreement (in whole but not in part) to an entity that acquires all or substantially all of the business or assets of Seller to which the License Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise, so long as (i) a corresponding assignment by Seller of the License Agreement occurs concurrently therewith in accordance with Section 15.3 of the License Agreement, (ii) a corresponding assignment by Seller of the Escrow Agreement occurs concurrently therewith in accordance with the provisions of the Escrow Agreement and (iii) such transferee (if other than Seller) agrees in a writing to perform all obligations under, and to be bound by all the provisions (c) Successors and Assigns. Subject to the provisions of Section 8.4(a) and Section 8.4(b), this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns. Section 8.5 Amendment and Waiver. (a) This Agreement may be amended, modified or supplemented only in a writing signed by both parties hereto. Any provision of this Agreement may be waived only in a writing, which writing must be signed by the party hereto granting such waiver. (b) No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No course of dealing between the parties hereto shall be effective to amend, modify, supplement or waive any provision of this Agreement. Section 8.6 Entire Agreement. This Agreement, including the Exhibits and Schedules attached to this Agreement, sets forth the entire agreement and understanding between the parties hereto as to the subject matter hereof. All express or implied agreements, promises, assurances, arrangements, representations, warranties and understandings as to the subject matter hereof, whether oral or written, heretofore made are superseded by this Agreement. Section 8.7 Independent Contractors. The parties hereto recognize and agree that each is operating as an independent contractor and not as an agent, partner or fiduciary of the other. Section 8.8 No Third Party Beneficiaries. This Agreement is for the sole benefit of Seller and Purchaser and their respective permitted successors and assigns, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder. For the avoidance of doubt, indemnification under Article VII in respect of Losses incurred by a Purchaser Indemnified

46 Party or a Seller Indemnified Party may only be enforced by Purchaser or Seller, respectively, and not by any other Person. Section 8.9 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, without regard to the conflicts of Laws principles thereof to the extent that such principles would require or permit the application of the Laws of a jurisdiction other than the State of New York. Section 8.10 Jurisdiction; Venue; Service Of Process; Waiver of Jury Trial. Each party hereto irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York, the United States District Court for the Southern District of New York New York Courts connection with this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any action, suit or other proceeding arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby in the New York Courts. Each party hereto further agrees that service of any process, summons, notice or document by courier or personal delivery in accordance with Section 8.2 shall be effective service of process for any action, suit or other proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section 8.10. Nothing herein shall affect the right of a party hereto to serve process on the other party hereto in any other manner permitted by applicable Law. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or other proceeding arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby in the New York Courts, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such action, suit or other proceeding, any claim that it is not subject personally to the jurisdiction of the New York Courts, that its property is exempt or immune from attachment or execution, that such action, suit or other proceeding is brought in an inconvenient forum, that the venue of such action, suit or other proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the New York Courts. Each party hereto irrevocably and unconditionally waives any right to trial by jury with respect to any proceeding arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby. Section 8.11 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court, arbitrator or Governmental Entity of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect, and the parties hereto shall replace such term or provision with a new term or provision permitted by applicable Law and having an economic effect as close as possible to the invalid, illegal or unenforceable term or provision. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of such term or provision in any other jurisdiction.

***Certain Confidential Information Omitted 47 Section 8.12 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Counterparts may be (i) signed in person and delivered in person, via facsimile, or via other means of electronic delivery (including emailing an electronic copy thereof) and/or (ii) signed and delivered by means of employing electronic signature technology that complies with the Electronic Signatures in Global and National Commerce Act of 2000 (E-SIGN), or other applicable Law governing the execution and delivery of this Agreement through electronic means, and any counterpart so executed and delivered shall be deemed to have been duly and validly executed and delivered and be valid and enforceable for all purposes. Section 8.13 Termination of Agreement. (a) Termination Prior to Closing. This Agreement may be terminated at any time prior to the Closing (i) by Purchaser upon notice in writing to Seller if the Closing shall not have been consummated on or before January 31, 2022 due to the failure to satisfy any of the conditions precedent t by this Agreement set forth in Section 9.1 or (ii) by Seller upon notice in writing to Purchaser if the Closing shall not have been consummated on or before January 31, 2022 due to the failure to contemplated by this Agreement set forth in Section 9.2. (b) Other Termination. Unless earlier terminated as provided in Section 8.13(a), this Agreement shall continue in full force and effect until the earliest of (i) the occurrence of the Threshold Time, (ii) [***] and (iii) 90 days after the date on which Purchaser has received the last payment of Purchased Receivables made pursuant to the License Agreement (including, for the avoidance of doubt, in respect of all Royalty Payments and Specified Milestone Payments made pursuant to Section 14.4(c)(i) and Section 14.4(f)(i) of the License Agreement). (c) Effect of Termination. Immediately upon the effective date of termination of this Agreement pursuant to this Section 8.13, this Agreement shall terminate except with respect to any rights, obligations or claims of either party hereto that have accrued prior to such effective date of termination. (d) Survival. Notwithstanding anything to the contrary in this Section 8.13, the following provisions shall survive any termination of this Agreement pursuant to Section 8.13(b): Article I (Definitions; Interpretation), Section 2.4 (Sale), [***]; Sections 6.2(b), (d) and (e) (Payments to Seller; Remittances; Payments Held in Trust); Section 6.13 (Confidentiality), Section 6.14 (Public Announcements; Use of Names), Section 6.19 (Sublicensee Direct License), Section 6.20 (New Arrangement), Article VII (Indemnification) and Article VIII (Miscellaneous). (e) Licensee Direction. Promptly following termination of this Agreement pursuant to Section 8.13(a), Section 8.13(b)(i) or Section 8.13(b)(ii), Purchaser and Seller shall execute and deliver a joint written direction to the Licensee directing the Licensee to thereafter make all payments due under the License Agreement as instructed by Seller and cease making any such payments to the Escrow Account (as defined in the Escrow Agreement).

48 (f) Termination of Escrow Agreement. Promptly following termination of this Agreement pursuant to Section 8.13(a) or Section 8.13(b), Purchaser and Seller shall execute and deliver a joint written direction to the Escrow Agent terminating the Escrow Agreement and setting forth disposition instructions with respect to any funds remaining in the Escrow Account (as defined in the Escrow Agreement). Section 8.14 Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto may be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties hereto agrees that, without posting bond or other undertaking, and notwithstanding anything to the contrary herein, the other party hereto will be entitled to seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to seek to enforce specifically this Agreement and the terms and provisions hereof in any action, suit or other proceeding instituted in any New York Court in addition to any other remedy to which it may be entitled, at law or in equity. ARTICLE IX CLOSING CONDITIONS Section 9.1 . The obligation of Purchaser to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction (or waiver by Purchaser in accordance with Section 8.5), at or prior to the Closing, of each of the following conditions precedent: (a) Seller shall have performed and complied in all respects with all agreements, covenants, obligations and conditions required to be performed and complied with by Seller under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate executed by a duly authorized officer (or other authorized signatory) of Seller on the Closing Date certifying on behalf of Seller to the effect of the foregoing. (b) The representations and warranties of Seller contained in Article IV shall be true and correct in all respects as of the Closing Date as though made at and as of the Closing Date (with such changes to such representations and warranties as shall be requested by Seller and shall have received a certificate executed by a duly authorized officer (or other authorized signatory) of Seller on the Closing Date certifying on behalf of Seller to the effect of the foregoing. (c) There shall not have been issued and be in effect any Judgment of any Governmental Entity, court or arbitrator enjoining, preventing or restricting the consummation of the transactions contemplated by this Agreement. (d) There shall not have been instituted or be pending any action or proceeding by or before any Governmental Entity, court, arbitrator or any other Person (i) challenging or seeking to make illegal, to delay materially or to otherwise directly or indirectly restrain or prohibit the consummation of the transactions contemplated by this Agreement, (ii) seeking to obtain

49 material damages in connection with the transactions contemplated by this Agreement or (iii) (e) Purchaser shall have received the certificate of an officer or other authorized signatory of Seller, dated the Closing Date, as provided in Section 3.3(a). (f) Purchaser shall have received the Lien Release Documents. (g) Purchaser shall have received the Account Setup Confirmation. (h) Purchaser shall have received the duly executed counterpart of Seller to the Bill of Sale and Assignment. Section 9.2 . The obligation of Seller to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction (or waiver by Seller in accordance with Section 8.5), at or prior to the Closing, of each of the following conditions precedent: (a) Purchaser shall have performed and complied in all respects with all agreements, covenants, obligations and conditions required to be performed and complied with by Purchaser under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate executed by a duly authorized officer (or other authorized signatory) of Purchaser on the Closing Date certifying on behalf of Purchaser to the effect of the foregoing. (b) The representations and warranties of Purchaser contained in Article V shall be true and correct in all respects as of the Closing Date as though made at and as of the Closing Date (with such changes to such representations and warranties as shall be requested by Purchaser and agreed to in writing by Selle certificate executed by a duly authorized officer (or other authorized signatory) of Purchaser on the Closing Date certifying on behalf of Purchaser to the effect of the foregoing. (c) There shall not have been issued and be in effect any Judgment of any Governmental Entity, court or arbitrator enjoining, preventing or restricting the consummation of the transactions contemplated by this Agreement. (d) There shall not have been instituted or be pending any action or proceeding by or before any Governmental Entity, court, arbitrator or any other Person (i) challenging or seeking to make illegal, to delay materially or to otherwise directly or indirectly restrain or prohibit the consummation of the transactions contemplated by this Agreement, (ii) seeking to obtain material damages in connection with the transactions contemplated by this Agreement or (iii) (e) Seller shall have received the certificate of an officer or other authorized signatory of Purchaser, dated the Closing Date, as provided in Section 3.3(b), and the Applicable Withholding Exemption Certificate pursuant to Section 3.5. (f) Seller shall have received the duly executed counterpart of Purchaser to the Bill of Sale and Assignment.

50 [Signature Pages Follow]

Signature Page to Royalty Purchase Agreement IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first above written. SELLER: ANAPTYSBIO, INC. By: /s/ Hamza Suria Name: Hamza Suria Title: President and Chief Executive Officer

PURCHASER: SAGARD HEALTHCARE ROYALTY PARTNERS, LP By: SAGARD HEALTHCARE ROYALTY PARTNERS GP LLC its general partner By: /s/Adam Vigna Name: Adam Vigna Title: Chief Investment Officer By: /s/Jason Sneah Name: Jason Sneah Title: Manager